UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
TRUPANION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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trupanion™

Medical insurance for the life of your pet.

2020 Proxy Statement

TRUPANION.COM

trupanion™

THE ANNUAL MEETING OF
Trupanion Stockholders
THURSDAY 06.11.2020

LETTER TO OUR STOCKHOLDERS

April 28, 2020

Dear Trupanion Stockholders,

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (Annual Meeting) of Trupanion, Inc. (Company or Trupanion).

The Company is required to hold an Annual Meeting each year and the Company endeavors to make this a major event that maximizes in-person engagement with stockholders. However, as of the date of this letter, the world continues to struggle with the impact of COVID-19. Trupanion, like most other companies, is practicing social distancing, as recommended or mandated by federal, state and local governments, including by having our employees operate on a work-from-home basis. As a result, for the health and safety of all participants, we will be holding the interactive portions of this year's Annual Meeting, other than the voting and tabulation of votes, via webcast, the details for which will be on our investor relations website at investors.trupanion.com. We plan to conduct the formal business and voting portions of the Annual Meeting in-person to ensure actions taken are valid should any stockholders need to attend; however, we strongly discourage attendance in-person and urge all stockholders vote their shares in advance of the meeting through the Internet, mail or by telephone. In addition, Trupanion will comply and expects its stockholders to comply with all applicable stay-at-home or similar orders that may remain in effect as of the time of the Annual Meeting. Stockholders wishing to listen to the formal business portion of the Annual Meeting can do so via teleconference by dialing +1-877-407-0784 (Toll Free) or +1-201-689-8560 (Toll/International). Please note that stockholders will not be able to vote their shares through this teleconference and we encourage all stockholders vote their shares in advance of the meeting through the Internet, mail or by telephone pursuant to the instructions in our proxy materials. While we greatly regret the imposition this may create for our stockholders, we believe these measures are warranted and reasonable responses to the current health crisis. Anyone who chooses to attend the Annual Meeting in-person for voting purposes will still need to join the webcast for the business conversation and question and answer sessions.

The Annual Meeting will be held on Thursday, June 11, 2020 at 9 a.m. (Pacific Time). Stockholders will be able to join the formal business portions of the Annual Meeting, but not vote their shares, via a live teleconference by dialing +1-877-407-0784 (Toll Free) or +1-201-689-8560 (Toll/International). As noted above, while we will be holding an in-person meeting for purposes of voting, we ask our stockholders to vote through the Internet, mail or by telephone if possible. The non-voting portions of the Annual Meeting will be broadcast via webcast. The details for joining our webcast will be posted on our investor relations website at investors.trupanion.com. We will continue to monitor developments regarding COVID-19 in the event any changes to our Annual Meeting plans are necessary or appropriate. If we decide to make any change, such as the date or location, or to hold the meeting solely by remote communication, we will announce the change in advance and post details, including instructions on how stockholders can participate, on our investor relations website at investors.trupanion.com and file them with the SEC. We also recommend that you visit the investor relations website to confirm the status of the Annual Meeting before planning to attend in-person. Please refer to the back of this proxy statement for more details.

We continue to elect to deliver our proxy materials to the majority of our stockholders over the Internet, which provides stockholders with the information they need, while minimizing our environmental impact and lowering the distribution cost of proxy materials. On or before April 28, 2020, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to:

- access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (Annual Report);
- vote through the Internet, mail or by telephone; and
- receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying Notice of Internet Availability and proxy statement.

trupanion™

THE ANNUAL MEETING OF
Trupanion
Stockholders
THURSDAY 06.11.2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, June 11, 2020
Time: 9:00 a.m. Pacific Time

Agenda. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Class III directors, each to serve a three-year term through the third annual meeting of stockholders following this Annual Meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
3. To conduct an advisory and non-binding vote to approve the compensation provided to the Company's named executive officers.

Record Date. Only stockholders of record at the close of business on April 17, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters.

Stock Ownership. For questions regarding your stock ownership, contact Trupanion's Head of Investor Relations, Laura Bainbridge, by phone at (206) 607-1929 or by email at InvestorRelations@trupanion.com. If you are a registered holder, contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by phone at (877) 830-4936 or by email through their website at https://shareholder.broadridge.com/bcis/.

Digital Proxy Statement and Annual Report. Visit https://investors.trupanion.com/financials/annual-reports-and-proxies/default.aspx to review or download a digital copy of this proxy statement and our Annual Report.

YOUR VOTE IS VERY IMPORTANT. Although you are legally entitled to attend the Annual Meeting in-person for the purposes of voting your shares, we recommend you vote your shares by proxy in advance of the Annual Meeting through the Internet, by mail or by telephone to ensure that your shares are represented at the meeting. This is particularly important this year, when uncertainty relating to COVID-19 may interfere with our stockholders' ability to attend the meeting in-person or require us to change the format of our meeting. For specific instructions on how to vote your shares, please refer to the information provided in this proxy statement.

By Order of the Board of Directors,

Asher Bearman
Corporate Secretary and Chief Strategy Officer
Seattle, Washington
April 28, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2020.

The Proxy Statement and our 2019 Annual Report on Form 10-K are available at *https://investors.trupanion.com/financials/annual-reports-and-proxies/default.aspx*

TABLE OF CONTENTS

Proxy Statement Summary	1	Proposal 3: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2019	28
Information About Solicitation and Voting	1	Say-On-Pay	28
Annual Meeting Agenda and Voting Recommendations	1	Say-On-Pay Resolution	28
General Proxy Information	2	Executive Compensation	29
Record Date; Quorum	2	Compensation Discussion and Analysis	29
Internet Availability of Proxy Materials	2	Part 1: Organization of this CD&A	29
Voting Rights; Required Vote	2	Part 2: Executive Summary	30
How Your Shares Are Voted	2	Part 3: Our Culture	33
Voting Instructions; Voting of Proxies	3	Part 4: Governance of Executive Compensation	33
Expenses of Soliciting Proxies	4	Part 5: Components of Executive Compensation	36
Revocability of Proxies	4	Part 6: Other Compensation Policies and Practices	43
Electronic Access to the Proxy Materials	4	Compensation Committee Report	46
Voting Results	5	Pay Ratio	47
Proposal No. 1 Election of Class III Directors	6	Executive Compensation Tables	48
Our Directors	7	Summary Compensation Table	48
Nominees to the Board of Directors	8	Grants of Plan-Based Awards	49
Continuing Directors	11	Outstanding Equity Awards at Fiscal Year-End	50
Non-Employee Director Compensation	16	Option Exercises and Stock Vested Table	51
Non-Employee Director Compensation Program	16	Termination of Employment and Change of Control Payments Table	52
Additional Compensation for Non-Employee Directors	16	Equity Compensation Plan Information	54
2019 Non-Employee Director Compensation Table	16	Security Ownership of Certain Beneficial Owners and Management	57
Corporate Governance	17	Certain Relationships and Related Party Transactions	60
Corporate Governance Guidelines	17	Consulting Arrangements	60
Board Composition and Leadership Structure	17	Review, Approval or Ratification of Transactions with Related Parties	60
Board's Role in Risk Oversight	18	Additional Information	61
Director Independence	18	Stockholder Proposals to be presented at Next Annual Meeting	61
Committees of Our Board of Directors	18	Delinquent Section 16(a) Reports	61
Corporate Governance and Ethics Principles	20	Available Information	61
Compensation Committee Interlocks and Insider Participation	20	"Householding" - Stockholders Sharing the Same Address	62
Board and Committee Meetings and Attendance	20	Other Matters	62
Board Attendance at Annual Stockholders' Meeting	20	Information on Attending the 2020 Annual Meeting of Stockholders	63
Role of Stockholder Engagement	21	Attending the Annual Meeting In-Person	63
Communication with Directors	21	Stockholder Admission and Voting In-Person at the Annual Meeting	63
Considerations in Evaluating Director Nominees	21	Guest Admission	63
Stockholder Recommendations for Nominations to the Board of Directors	22	Questions	63
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	23	Proxy Card	65
Principal Accountant Fees and Services	23
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	23
Report of the Audit Committee	24
Executive Officers	25
Our Executive Officers	25

Proxy Statement Summary
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of Trupanion, Inc.’s Board of Directors for use at Trupanion’s 2020 Annual Meeting of Stockholders (Annual Meeting) to be held on Thursday, June 11, 2020, at 9:00 a.m., Pacific Time, and any adjournment or postponement thereof. The Annual Meeting will be held in-person at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Stockholders will be able to attend the Annual Meeting and vote during the meeting in-person. However, we encourage stockholders to vote in advance of the Annual Meeting through the Internet, by mail or by telephone to ensure that your shares are represented at the Annual Meeting. This is particularly important this year, when uncertainty relating to COVID-19 may interfere with our stockholders' ability to attend the Annual Meeting in-person or require us to change the format of our Annual Meeting.
At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Annual Meeting Agenda and Voting Recommendations

Proposal	Description	Board Recommendation
Proposal 1	Election of Three "Class III" Directors	"FOR" (for each nominee)
Proposal 2	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	"FOR"
Proposal 3	Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2019	"FOR"

General Proxy Information
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 17, 2020, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 17, 2020, Trupanion had 35,095,295 shares of common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in-person at the meeting or if you have properly submitted a proxy through the Internet, mail or by telephone.
Internet Availability of Proxy Materials
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 28, 2020, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K for the year ended December 31, 2019. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Voting Rights; Required Vote
Each holder of shares of our common stock is entitled to one vote in respect of all matters at the Annual Meeting for each share of common stock held as of the close of business on April 17, 2020, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a brokerage firm, bank, or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
How Your Shares Are Voted
Stockholder of Record: Shares Registered in Your Name. If on April 17, 2020, your shares were registered directly in your name with Trupanion’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the Internet, by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning a proxy card appointing a person to represent you and vote your shares at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If on April 17, 2020, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your brokerage firm, bank or other nominee on how to vote the shares held in your account, and your brokerage firm, bank or other nominee provides voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to the election of directors (stockholder withholding). Stockholder withholding will count for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, stockholder withholding will have no effect on the election of directors. Similarly, abstentions will count for purposes of determining the presence of a quorum, but will not be treated as votes cast, and, therefore, will have no effect on the ratification of the appointment of Ernst & Young LLP or the advisory vote to approve the compensation provided to the Company's named executive officers. In addition, while a broker has discretion to vote uninstructed shares held in street name on a “routine” matter, under stock market rules, a broker lacks discretion to vote shares held in street name on a “non-routine” matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). Proposal 2 is a routine matter, but Proposal 1 and Proposal 3 are non-routine matters. Broker non-votes will count for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, broker non-votes will have no effect on the election of directors and the advisory vote to approve compensation provided to the Company's named executive officers.
The following chart describes the proposals to be considered at the Annual Meeting, our recommended vote with respect to each matter, the vote required to approve each matter, and the manner in which votes will be counted:

Proposal		Recommended Vote	Vote Required	Impact of Withhold Votes/ Abstentions (3)	Broker Non-Votes (4)
Proposal 1	Election of Three "Class III" Directors	"FOR"	Plurality (1)	No Effect	No Effect
Proposal 2	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	"FOR"	Majority (2)	No Effect	Not Applicable
Proposal 3	Advisory Vote to Approve the Compensation Provided to the Company's Named Executive Officers	"FOR"	Majority (2)	No Effect	No Effect

(1)
Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, or all nominees, or “WITHHOLD” your vote with respect to one, two, or all nominees. You may not cumulate votes in the election of directors.

(2)
Approval of Proposal 2 and Proposal 3 will be obtained if the holders of a majority of the votes cast at the Annual Meeting vote “FOR” the proposal. Under our Bylaws, unless otherwise provided by applicable law or the rules of the securities exchange on which our securities are listed, all matters other than the election of directors shall be decided by a "majority" of votes cast "FOR" or "AGAINST" the matter.

(3)
Neither abstentions nor withhold votes will count as votes cast “FOR” or “AGAINST” any of the proposals at the Annual Meeting, which means that they will have no direct effect on the outcome of any proposal.

(4)	Broker non-votes will have no direct effect on Proposal 1 and Proposal 3. Brokers are permitted to exercise their discretion and vote without specific instruction on Proposal 2.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote through the Internet — in order to do so, please visit www.proxyvote.com and follow the instructions shown on your Notice of Internet Availability or proxy card;

•	vote by telephone — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card;

•	vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it in the envelope provided; or

•
vote in-person at the meeting — we will provide a ballot to stockholders who attend the meeting and wish to vote in-person though we would prefer to limit the number of people attending in-person and respectfully ask our stockholders to vote through the Internet, telephone or by mail if possible.

Votes submitted through the Internet, by mail, or by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2020. Submitting your proxy, whether through the Internet, by telephone, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the Annual Meeting.
If you are not the stockholder of record, please refer to the voting instructions provided by your brokerage firm, bank or other nominee to direct it how to vote your shares.

For Proposal 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting in-person, we urge you to vote in advance of the meeting through the Internet, by mail or by phone to ensure that your shares are represented at the meeting. This is particularly important this year, when uncertainty relating to COVID-19 may interfere with our stockholders' ability to attend the Annual Meeting in-person or require us to change the format of our Annual Meeting.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above. The proxies also confer discretionary authority upon the person named therein with respect to any amendments, variations or other matters which may properly come before the Annual Meeting. As of the date hereof, the Company knows of no such amendments, variations or other matters to come before the Annual Meeting. However, if any such amendment, variation or other matter properly comes before the Annual Meeting, a proxy, when properly completed and delivered and not revoked, will confer discretionary authority upon the person named therein to vote on such other business in accordance with his or her best judgment, subject to any limitations imposed by applicable law or the rules of any applicable securities exchanges.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet or by telephone.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card.
Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by Trupanion. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, or by other similar means, or in-person. Our directors, officers and other employees, without additional compensation, may solicit proxies for us personally or in writing, by mail, email, telephone, or by other similar means. Following the original distribution and mailing of the solicitation materials, we will request brokerage firms, banks and other nominees who are record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, by phone or by mail, you are responsible for any Internet access, telephone or data usage or postage charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to the Corporate Secretary a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone (by the June 10, 2020 11:59 p.m. Eastern Time deadline noted above); or

•	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

To help us achieve our environmental goals, consider choosing to receive your future proxy materials by email, which will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on the investor relations section of our website at investors.trupanion.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Proposal No. 1: Election of Class III Directors

Our Board of Directors is divided into three classes, with three directors in each class other than Class II, which has two directors. Directors in each class serve for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class III will stand for election at this Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2021 and 2022, respectively.
Our nominating and corporate governance committee nominated Mr. Dan Levitan, Dr. Murray Low and Mr. Howard Rubin, each an incumbent Class III director, for election as Class III directors at the 2020 Annual Meeting. Mr. Levitan, who has served on our Board of Directors since April 2007, has indicated that he may not serve the full three-year term, in which case a vacancy would arise that our Board of Directors may fill in accordance with our Bylaws. At the recommendation of our nominating and corporate governance committee, our Board of Directors proposes that each of the three Class III nominees be elected as a Class III director for a three-year term expiring at the 2023 annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Under our Bylaws, each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all nominees or you may “WITHHOLD” your vote with respect to one, two or all nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class III nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our Company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected, provided that Mr. Levitan, who has served on our Board of Directors since April 2007, has indicated that he may not serve the full three-year term, in which case a vacancy would arise that our Board of Directors may fill in accordance with our Bylaws. Proxies may not be voted for more than three directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINATED CLASS III DIRECTORS.

Our Directors
Our continuing directors and their respective ages and class designation as of April 17, 2020 are as follows:

Name	Age	Class Designation
Jackie Davidson	59	Class I Director
Robin Ferracone	66	Class I Director
Hays Lindsley	61	Class I Director
Michael Doak	44	Class II Director
Darryl Rawlings	50	Class II Director
Dan Levitan	62	Class III Director
Murray Low	67	Class III Director
Howard Rubin	67	Class III Director
There are no familial relationships among our directors and officers. Mr. Levitan, Dr. Low and Mr. Rubin are each nominated for election as Class III directors to the Board of Directors at the Annual Meeting.

Nominees to the Board of Directors

MURRAY LOW, *Class III Director*

Professor, Executive Education, Columbia Business School

Age:	Director Since:
67	2006

Murray is pictured above with his dogs, beloved Lucky, a Wheaton Terrier (left), and Maggie, a 10 year-old Toy Poodle (right).

Biography:

Murray Low is currently the Chairman of our Board of Directors and has served as a member of our Board of Directors since April 2006. In addition, Dr. Low served as our Secretary and Treasurer from April 2006 to June 2006. Dr. Low has been a professor at Columbia Business School since 1990 and was the Founding Director of the Eugene M. Lang Center for Entrepreneurship at Columbia Business School from July 2000 to September 2013. From September 2013 to July 2015, Dr. Low was the Director of Entrepreneurship Education at Columbia Business School. Since July 2015, Dr. Low has been the Professor of Executive Education at Columbia Business School. Since 1997, Dr. Low has also served as President of Low & Associates. Dr. Low holds a Ph.D. from the University of Pennsylvania, and an M.B.A. and a B.A. from Simon Fraser University.

Skills and Qualifications:

Dr. Low was chosen to serve on our Board of Directors due to his expertise in the areas of entrepreneurship and strategic management and his deep knowledge of our business.

Board Committees:

- *Chairman of the Board*
- *Compensation Committee*
- *Nominating and Corporate Governance Committee*

Pet Memory:

"Lucky is no longer with us but the photo above keeps her memory alive so I like it. And while Maggie is small, she has a personality big enough to fill the house! We have a sign on the front door that says "Beware of the Dog!" You don't want to get licked to death by a 6 pound toy poodle."

Continuing Directors

JACQUELINE "JACKIE" DAVIDSON, *Class I Director*

Independent Business Consultant and Advisor

Age:	Director Since:
59	2018

Biography:

Jackie Davidson has served as a member of our Board of Directors since September 2018. Ms. Davidson is an independent business consultant and advisor. Previously, she served as the Chief Financial Officer of Market Leader Inc., a SaaS software and lead generation service for real estate professionals, from 2004 to 2014, and as the Vice President of Finance for Market Leader, from 2004 to 2008. She has held financial leadership positions at other public companies, including Penford Corporation and the Cobalt Group, and other private companies, previously starting out at PricewaterhouseCoopers LLP. Ms. Davidson serves on the Board of Trustees for the Washington CPA Foundation and has served on private company and nonprofit boards. Ms. Davidson holds a B.A. in Business Administration from Washington State University, is a Certified Public Accountant in the State of Washington and a Governance Fellow of the National Association of Corporate Directors.

Jackie is pictured above with her cats, Bear (left) and Sky (right), 8-year old Tokinese siblings.

Skills and Qualifications:

Ms. Davidson was chosen to serve on our Board of Directors based on her deep finance and accounting knowledge, expertise in recurring revenue business, and signifcant public company experience.

Board Committees:

- *Audit Committee (Chair)*
- *Nominating and Corporate Governance Committee*

Pet Memory:

"We've had some combination of dogs, cats and birds for our pet menagerie over the years. But of all of them, the sweetest was our Golden Retriever, Tana. She grew up with our son and loved everyone - her bark was truly a welcome to all of our visitors."

ROBIN FERRACONE, *Class I Director*

Founder and Chief Executive Officer, Farient Advisors LLC

Robin is pictured above with her cat, Chloe, a 13-year old Siamese mix.

Age:
66

Director Since:
2014

Biography:
Robin Ferracone has served as a member of our Board of Directors since December 2014. Since April 2007, Ms. Ferracone has served as the Chief Executive Officer of Farient Advisors LLC, a performance and strategic compensation advisory firm. Previously, she was Vice Chair of the western region of Marsh & McLennan Companies, Inc. ("MMC"), a global professional services firm in the areas of risk, strategy and human capital, and President, Human Capital Business of Mercer, a subsidiary of MMC. Ms. Ferracone founded A Breed Apart Veterinary Centers, a company which was sold to Veterinary Centers of America. Ms. Ferracone holds an M.B.A. from Harvard Business School and a B.A. from Duke University.

Board Committees:
- *Compensation Committee (Chair)*
- *Nominating and Corporate Governance Committee*

Skills and Qualifications:
Ms. Ferracone was chosen to serve on our Board of Directors due to her extensive expertise in corporate governance, executive compensation strategy, and veterinary business matters.

Pet Memory:
"Our cats have always been a very special part of our family. When my husband and I started travelling coast to coast with our beloved cat, Polo, who lived until age 18, I used to explain to her that she could fly on my lap if she stayed very still under the blanket. She understood that and would cuddle with me the entire flight. Polo taught Chloe, her younger "sister," how to be an excellent frequent flier."

H. HAYS LINDSLEY, *Class I Director*

Member of Investment Team, Petrus Asset Management Company

Age:	Director Since:
61	2013

Hays is pictured above with his dog, Rowdy, a 10 year-old Red Labrador Retriever.

Biography:

H. Hays Lindsley has served as a member of our Board of Directors since February 2013. Mr. Lindsley currently oversees private investments at Petrus Asset Management Company, an investment firm, where he has served in various roles relating to private investments since 1994. Mr. Lindsley has also served as Chairman and Chief Executive Officer of Higginbotham Bartlett of New Mexico, a lumber company, since September 2009. Previously, Mr. Lindsley served in various roles at Hillwood Development Company, LLC, a real estate development company, and was a tax lawyer at Jenkens & Gilchrist, LLP. Mr. Lindsley holds a J.D. and an M.B.A. from the University of Texas at Austin and a B.S. from Vanderbilt University.

Skills and Qualifications:

Mr. Lindsley was chosen to serve on our Board of Directors based on his extensive experience in business investments, finance and operations.

Board Committees:

- *Audit Committee*
- *Compensation Committee*

Pet Memory:

"My favorite pet, Rowdy, is a red Labrador Retriever. We like to walk in the country together. I have one image burned into my brain: As I came around some brush, there was Rowdy, with a skunk in his mouth, shaking his head from side to side with all his might. It was a long ride home."

MICHAEL DOAK, *Class II Director*

President, RenaissanceRe Ventures U.S. LLC, and Senior Vice President, RenaissanceRe Ventures Ltd.

Mike is pictured above with his dog, Lucy, a 4 year-old Yorkshire Terrier.

Age:

44

Director Since:

2014

Biography:

Michael Doak has served as a member of our Board of Directors since February 2014. Mr. Doak has served in various leadership roles at entities associated with RenaissanceRe Holdings Ltd., a global provider of reinsurance and insurance services, since June 2010, most recently as President of RenaissanceRe Ventures U.S. LLC, Senior Vice President of RenaissanceRe Ventures Ltd., and formerly, as a Director of DaVinci Reinsurance Ltd. He also serves as a Director of Langhorne Holdings LLC, Tower Hill Insurance Group and TWFG Holding Company, LLC. Previously, he served as an investment banker in the Financial Institutions Group at Morgan Stanley & Co. LLC, an investment bank, from September 2005 to May 2010. Mr. Doak holds a J.D. from the University of Pennsylvania Law School and a B.A. from the University of Virginia.

Board Committees:

- *Audit Committee*
- *Nominating and Corporate Governance Committee (Chair)*

Skills and Qualifications:

Mr. Doak was chosen to serve on our Board of Directors based on his experience advising insurance and high-growth companies and his financial and investment expertise.

Pet Memory:

"After naming two daughters, my wife, Laura, preferred the name Lucy (if we ever had a third). Lucy the Yorkie got the name instead, and she's a sweet, calm family dog. I do sometimes miss my first dog, a very different, jumping, running and energetic Jack Russell Terrier."

DARRYL RAWLINGS, *Class II Director*

President and Chief Executive Officer, Trupanion, Inc.

Age:	Director Since:
50	2000

Biography:

Darryl Rawlings is our founder and has served as our Chief Executive Officer and President and as a member of our Board of Directors since January 2000. Previously, Mr. Rawlings was a founder of the Canadian Cigar Company. Mr. Rawlings holds a Diploma of Marketing Management from the British Columbia Institute of Technology.

Darryl is pictured above with his dog, Priscilla, a 4 year-old English Bulldog.

Skills and Qualifications:

Mr. Rawlings was chosen to serve on our Board of Directors based on his experience founding high-growth companies and his experience and familiarity with our business as its Chief Executive Officer since inception.

Pet Memory:

"I've been a pet-lover from a young age, and when I was growing up my family had a beautiful black poodle named Mitzy. One day, my family rushed Mitzy to the emergency veterinarian where we learned she had a twisted stomach. At only two years old, she needed surgery to save her life. It was a relatively routine procedure, but my family just didn't have the $7,000 to afford her surgery. I was heartbroken when Mitzy passed. Growing up, I never forgot her or how preventable her death was. I knew there had to be a better way of handling a problem faced by so many pet owners – how to fund unexpected veterinary costs."

Board Committees:

- *None*

Non-Employee Director Compensation
Non-Employee Director Compensation Program
In February 2018, our Board of Directors approved a non-employee director compensation policy, which was most recently amended in April 2020. Pursuant to this policy, each of our non-employee directors receives an annual amount of $75,000 in cash but each director may elect to receive this payment in the form of either a number of restricted stock units (sometimes referred to as RSUs) based on our stock price or a number of non-qualified stock options based on the Black-Scholes value of such options. A director electing to receive the entirety of his or her payment in the form of equity will receive equity at a 120% premium to the cash amount. Each non-employee director may also elect to take 50% of the compensation as cash and the remainder in the form of RSUs or options with a 110% premium to the cash amount. Pursuant to the amendment to the non-employee director compensation policy approved in April 2020, the chair of each of the Board of Directors, audit committee, compensation committee and nominating and corporate governance committee receive an additional annual amount of $15,000, $15,000, $10,000 and $10,000, respectively, payable in the same manner.
Annual awards under this program are typically granted in the first open trading window of the calendar year. Annual awards vest in four quarterly installments on March 31st, June 30th, September 30th, and December 31st, subject to the continued service of the non-employee director through the vesting date. The awards for fiscal calendar year 2020 were granted in April 2020 but will vest according to this vesting schedule such that, upon grant, one quarter of the awards were vested. Annual awards that are unvested at the time of resignation or termination of a non-employee director will be forfeited. Similarly, no cash compensation will be paid following the effective date of a director’s resignation or other termination from the board. Generally, annual awards are pro-rated for any person who becomes a non-employee director and/or committee chair after annual awards are granted under the non-employee director compensation policy for that year.
Additional Compensation for Non-Employee Directors
From time to time, our Board of Directors may also award additional compensation to directors when it determines doing so is in our best interests and those of our stockholders, such as for unexpected or additional service contributions. For example, Howard Rubin provides consulting services to the Company and receives compensation as a consultant in the amount set forth in the table below.
The Company also provides reimbursement for reasonable travel, accommodation and out-of-pocket expenses of directors to attend Board meetings and participate in other corporate functions.
2019 Non-Employee Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2019. Other than as set forth in the table, during the year ended December 31, 2019, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors, with the exception of reimbursement of travel expenses as described above. Mr. Rawlings, our Chief Executive Officer, received no compensation for his service as a director during the year ended December 31, 2019. The compensation provided to Mr. Rawlings is discussed in the section entitled “Executive Compensation”.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	All Other Compensation		Total
Jacqueline Davidson (3),(4)	$—		$102,261	$—		$102,261
Michael Doak (4),(5)	$—		$93,651	$—		$93,651
Robin Ferracone (6),(7)	$—		$106,102	$—		$106,102
Dan Levitan (4),(5)	$—		$93,651	$—		$93,651
H. Hays Lindsley (4),(5)	$—		$93,651	$—		$93,651
Murray Low (6),(8)	$—		$106,102	$—		$106,102
Howard Rubin (9)	$37,500	(10)	$46,811	$75,000	(11)	$159,311
Chad Cohen (12)	$—		$112,357	$—		$112,357

(1)
Each director may elect to receive a cash payment or payment in the form of either a number of RSUs based on our stock price or a number of non-qualified stock options based on the Black-Scholes value of such options. A director electing to receive the entirety of his or her payment in the form of equity will receive equity at a 120% premium to the cash amount. Each non-employee director may also elect to take 50% of the compensation as cash and 60% in the form of equity (with the additional 10% representing a premium to the cash amount).

(2)
The amounts represent the aggregate grant date fair value of the restricted stock units as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our directors. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a summary of the assumptions we apply in calculating these amounts.

(3)
In connection with Ms. Davidson's appointment as the chair of the audit committee on June 6, 2019, Ms. Davidson received a pro-rated compensation amount of $8,610 in the form of restricted stock units. Due to an error, these RSUs were issued at a value equal to 100% of the pro-rated compensation amount rather than at a value equal to 120% as contemplated by the Non-Employee Director Compensation Program. On April 17, 2020, the Board of Directors approved the grant of the remaining 20% pro-rated compensation value, in an amount of $1,722, in the form of restricted stock units.

(4)	As of December 31, 2019, Ms. Davidson, Mr. Doak, Mr. Levitan, and Mr. Lindsley each held 783 shares, which fully vested on January 1, 2020.

(5)
As of December 31, 2019, Mr. Doak, Mr. Levitan and Mr. Lindsley each held options to purchase 33,170 shares of common stock under certain option awards granted pursuant to our 2014 Equity Incentive Plan.

(6)	As of December 31, 2019, Ms. Ferracone and Dr. Low each held 888 shares, which fully vested on January 1, 2020.

(7)	As of December 31, 2019, Ms. Ferracone held options to purchase 65,181 shares of common stock under certain option awards granted pursuant to our 2014 Equity Incentive Plan.

(8)
As of December 31, 2019, Dr. Low held options to purchase 8,750 shares of common stock under a certain option award granted pursuant to our 2007 Equity Incentive Plan and options to purchase 37,592 shares of common stock under certain option awards granted pursuant to our 2014 Equity Incentive Plan.

(9)
As of December 31, 2019, Mr. Rubin held 391 shares, which fully vested on January 1, 2020, and options to purchase 16,585 shares of common stock under certain option awards granted pursuant to our 2014 Equity Incentive Plan.

(10) This amount represents a cash election equal to 50% of the annual amount granted to non-employee directors under the non-employee director compensation policy (or $37,500).
(11) This amount represents the compensation paid to Mr. Rubin for certain consulting services unrelated to his service as a director, including attending animal health industry events on our behalf.
(12) Mr. Cohen resigned from the Board of Directors on June 6, 2019. He was vested in restricted stock units valued at $28,089 upon his resignation. The unvested portion of his restricted stock units, valued at
$84,268, were forfeited to the Company.

Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.trupanion.com. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Mr. Rawlings and Dr. Low, respectively). This structure allows our Chief Executive Officer to focus on our business strategy and business operations while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Among other things, the audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our Board of Directors in assessing whether Trupanion’s executive compensation programs and policies encourage undue or excessive risk-taking. The nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.
Director Independence
Our common stock is listed on the NASDAQ Global Market. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of the NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also meet heightened independence standards similar to those applicable to audit committee members.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a relationship with us that would interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Ms. Davidson, Mr. Doak, Ms. Ferracone, Mr. Levitan, Mr. Lindsley, Mr. Rubin and Dr. Low, representing seven of our eight directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Stock Market. Our Board of Directors did not conclude that Mr. Rawlings was independent because he is our Chief Executive Officer. Mr. Rubin is a former executive officer and current consultant but our Board of Directors determined that these relationships do not affect Mr. Rubin's independence. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director and other transactions involving them.
Committees of Our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has a charter. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the Board of Directors. Copies of the charters for each committee are available without charge on the investor relations section of our website at investors.trupanion.com.

Audit Committee
Our audit committee is comprised of Ms. Davidson, Mr. Doak, Mr. Levitan and Mr. Lindsley. Ms. Davidson is the chair of our audit committee. The composition of our audit committee meets the independence and other composition requirements under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our Board of Directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our audit committee’s principal functions are to assist our Board of Directors in its oversight of:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report included in our annual meeting proxy statements.

Compensation Committee
Our compensation committee is comprised of Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. Ms. Ferracone is the chair of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Our compensation committee’s principal functions are to assist our Board of Directors with respect to compensation matters, including:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans;

•	making recommendations to our Board of Directors regarding any other Board of Director responsibilities relating to executive compensation; and

•	preparing the compensation committee report to be included in our annual meeting proxy statements.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Ms. Davidson, Mr. Doak, Ms. Ferracone and Dr. Low, each of whom is independent under the NASDAQ Stock Market rules. Mr. Doak is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee’s principal functions include:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	developing and recommending our corporate governance guidelines and policies;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.
Corporate Governance and Ethics Principles
A primary goal of our Board of Directors is to build long-term value for our stockholders. Our Board of Directors has adopted and follows corporate governance practices that it and our senior management believe are sound, promote this purpose and represent best practices, including the establishment of the following:

•	Code of Conduct and Ethics that sets forth our ethical principles and applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer;

•	Corporate Governance Guidelines that set forth our corporate governance principles;

•
Insider Trading Policy and Pledging Guidelines for Directors and Officers that permit limited pledging activities and prohibit employees from engaging in any form of hedging transactions (derivatives, equity swaps, and so forth) in the Company's stock; and

•	charters for our audit, compensation and nominating and corporate governance committees.

The full text of our Code of Conduct and Ethics, Corporate Guidelines, and committee charters is posted on the investor relations section of our website at https://investors.trupanion.com/governance/Committee-Charters--Governance-Documents/default.aspx. We intend to disclose any future amendments or waivers to provisions of these policies, charters and guidelines on our website or in public filings. We also have a number of internal policies and systems, including policies relating to insider trading, pledging, and related-party transactions, clawback of incentive compensation and a confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the last concluded fiscal year were Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. No member of the compensation committee has served as an officer or employee of ours or any of our subsidiaries and no member of our compensation committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers currently serves or has served on the Board of Directors or compensation committee of any entity whose executive officers included any of our directors.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2019, the Board of Directors held five meetings, including telephonic meetings, and acted by written consent twice; the audit committee held five meetings, including telephonic meetings, and acted by written consent once; the compensation committee held eleven meetings, including telephonic meetings, and acted by written consent four times; and the nominating and corporate governance committee held four meetings and acted by written consent twice. During 2019, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure.
Typically, in conjunction with the regularly scheduled meetings of the Board of Directors, the directors meet in executive sessions with our Chief Executive Officer outside the presence of other members of management and separately our non-employee directors meet outside the presence of the Chief Executive Officer. The Chairman of our Board of Directors, Dr. Low, presides over such executive sessions.
Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. We may consider in the future whether our Company should adopt a more formal policy regarding director attendance at our annual meetings. All but one of our then-current directors attended the 2019 Annual Meeting of Stockholders. In light of the uncertainty relating to COVID-19, we have asked each of our directors to join our 2020 annual meeting via webcast rather than in-person.

Role of Stockholder Engagement
Our Board of Directors believes it is important to regularly engage with our stockholders. In the past few years, we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance and disclosure practices in order to gain a better understanding of the practices they most value. Our stockholder engagement team has consisted of certain independent directors and members of our investor relations and legal team. Stockholders also regularly meet with members of our senior management team to discuss our strategy and review our operational performance.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are sales materials or other routine items, or items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Our Board of Directors encourages selection of directors who will contribute to our Company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits and to review material distributed to the director. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding board diversity.

Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day, nor earlier than the close of business on the 105th day, prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2020. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2019 and has been our independent registered public accounting firm since 2014. We expect that representatives of Ernst & Young LLP will join the Annual Meeting via webcast, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and those of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

Principal Accountant Fees and Services
The following table presents fees for professional services for the fiscal years ended December 31, 2019 and 2018, for Ernst & Young LLP.

	Fiscal Year 2019	Fiscal Year 2018
Audit fees (1)	$771,000	$859,000
Tax fees (2)	$—	$5,100
All other fees (3)	$3,400	$5,200
Total fees	$774,400	$869,300

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and our internal control over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.

(2)	Tax fees include fees for tax compliance and advisory services.

(3)	All other fees consist of fees for access to online accounting and tax research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were pre-approved by our audit committee.

Report of the Audit Committee

The information contained in the following report of the audit committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee of the Board of Directors of Trupanion, Inc. (the Company) has reviewed and discussed with the Company's management and Ernst & Young LLP the Company's audited consolidated financial statements as of and for the year ended December 31, 2019. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees and the Securities and Exchange Commission.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule No. 3526 regarding the independent accountant’s independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Jacqueline Davidson, Chair
Michael Doak
Dan Levitan
H. Hays Lindsley

Executive Officers

Our executive officers and their respective ages and positions as of April 17, 2020, are as follows:

Name	Age	Position
Asher Bearman	42	Chief Strategy Officer and Corporate Secretary
Gavin Friedman	52	Chief People Officer and General Counsel
Tricia Plouf	41	Chief Financial Officer
Darryl Rawlings	50	Chief Executive Officer, President, and Director
Margaret Tooth	41	Chief Revenue Officer
There are no family relationships among any of our directors or executive officers. All executive officers are "named executive officers" for the fiscal year ended December 31, 2019.
Our Executive Officers

ASHER BEARMAN, *Chief Strategy Officer and Corporate Secretary*

Asher is pictured above with his dog, Mouse, a 1 1/2 year-old Chihuahua mix.

Age:

42

Biography:

Asher Bearman has served as our Chief Strategy Officer since January 2019 and as our Corporate Secretary since August 2013. Prior to his current appointment, Mr. Bearman served as our Chief Administrative Officer from May 2016 to December 2018, and as our General Counsel, from July 2013 to May 2016. Previously, Mr. Bearman served as an attorney at DLA Piper LLP (US), from August 2006 to July 2013. Mr. Bearman also currently serves on the board of directors of The Humane Society for Seattle/King County (Seattle Humane), a non-profit organization that saves and serves pets in need. Mr. Bearman holds a B.A. in Society and Justice from the University of Washington, a J.D. from the University of Washington School of Law and an L.L.M. from New York University School of Law.

Pet Memory:

"When I was a kid, we rescued some kittens that we found at the park. They were amazing companions. Each knew their name and would come when called for some attention. One would start following me around each evening; she knew that it was getting close to bed time and didn't want to miss her chance to sleep in my bed. At one point in high school, my room had developed a bit of an odd smell. I thought maybe it was just the gym clothes, but the smell got worse over about a week. Finally, I couldn't take it any longer and started tearing the room apart trying to find the reason for the smell. As it turned out, there was a present (a deceased rat) under my bed. Thanks Whiskers, I miss you."

MARGARET "MARGI" TOOTH, *Chief Revenue Officer*

Age:

41

Biography:

Margaret Tooth has served as our Chief Revenue Officer since January 2019, assuming responsibility for the lead generating, sales and retention teams for the Trupanion subscription business. Prior to her current appointment, Ms. Tooth served as our Chief Marketing Officer from November 2015 to December 2018, as Head of Marketing, from June 2014 to November 2015, and as our Vice President of Digital Marketing, from October 2013 to June 2014. Previously, Ms. Tooth held various positions at Allianz Insurance plc, including Acting Head of Marketing, in 2011, and as the E-commerce and Brand Manager, from 2009 to 2013. Prior to that, Ms. Tooth has also held senior marketing roles within business to business and direct to consumer brand functions in the United Kingdom. Ms. Tooth holds a B.A. in Business from University of East Anglia.

Margi is pictured above with her colleague's dog, Rolo, a 6 year-old Welsh Corgi.

Pet Memory:

"I've been blessed through my life with an abundant and rich list of best friends. It's truly impossible to call out a true favorite, but I do hold a special place in my heart for the first dog that I could call my own. A Jack Russell Terrier called Cassie. Cassie was the runt of her litter and the feistiest little lady. She let me put her in my school bag, dress her up in ballet costumes and appeared to be intently listening to me as I talked at her for hours on end. She lived to a ripe old age of 16 and she set a very high bar for any paws that came after her. Of course they're all different and each one holds a place in your heart – but Cassie was my first love."

Proposal No. 3: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2019
Say-On-Pay
We are asking our stockholders to vote, on an advisory, non-binding basis, to approve a resolution on the compensation of the Company’s named executive officers, as reported in this proxy statement pursuant to Item 402 of Regulation S-K (commonly referred to as a "say-on-pay" vote). As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation philosophy drives our compensation programs, which are designed to align the interests of our executive officers with those of our stockholders, our corporate objectives, our desired behaviors and Company culture, as well as to attract, motivate, and retain key employees who are critical to the success of our Company. Under these programs, our executive officers, including our named executive officers, are motivated to achieve specific strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” section of this proxy statement and the “Executive Compensation Tables” and narrative discussion for additional details about our compensation programs, including information about the 2019 compensation for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3
Say-On-Pay Resolution
At the Annual Meeting, stockholders are being asked to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the resolution set forth below. This vote is not needed to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC's executive compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."
Even though this say-on-pay vote is advisory, and therefore will not be binding on us, we value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation for our named executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns. Stockholders who vote against the resolution are encouraged to contact the Board of Directors to explain their concerns in writing to:
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Corporate Secretary

Unless the Board of Directors modifies its policy regarding the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2021 Annual Meeting of Stockholders.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) explains our executive compensation philosophy and programs, the decisions our compensation committee made under those programs, and their rationale in making those decisions. While this CD&A focuses on the compensation of our named executive officers, it also discusses our compensation philosophy and programs more broadly in the organization. This broader discussion provides a lens into our values and culture and how we believe they are in the long-term best interests of our stockholders.
Part 1. Organization of this CD&A
1.1 CD&A Sections
We have organized this CD&A into the following six sections:

Key Sections	Core Topics
Part 1. Organization of this CD&A	1.1 CD&A Sections
Part 2. Executive Summary	2.1 Named Executive Officers 2.2 Business Overview and Performance 2.3 Compensation Highlights - Compensation Philosophy - Compensation Programs - Compensation Mix - Alignment with Stockholders
Part 3. Our Culture	3.1 Who We Are
Part 4. Governance of Executive Compensation	4.1 Role of the Compensation Committee 4.2 Role of Management 4.3 Role of Consultant 4.4 Peer Group
Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
5.2 Detailed Description of Each Element of Compensation and Determination of Compensation for 2019 Performance Year
       ‐ Compensation Philosophy Base Salary
       ‐ Short-Term Incentive Awards
       ‐ Long-Term Incentive Awards
             ◦ Equity Allocations in 2020 for the 2019 Performance
                Year
             ◦ 2018 Long-Term Incentive Awards Reflected
                in 2019 Summary Compensation Table
       ‐ Other Compensation, General Benefits and Perquisites

Part 6. Other Compensation Policies and Practices	6.1 Employment Agreements 6.2 Severance and Change-in-Control Protection 6.3 Share Ownership 6.4 Risk Assessment 6.5 Clawbacks 6.6 Pledging & Hedging

Part 2. Executive Summary
2.1 Named Executive Officers
For 2019, our named executive officers were:

Name	Title
Asher Bearman	Chief Strategy Officer and Corporate Secretary
Gavin Friedman	Chief People Officer and General Counsel
Thomas Houk	Chief Member Experience Officer
Tricia Plouf	Chief Financial Officer
Darryl Rawlings	Chief Executive Officer, President and Director
Margaret Tooth	Chief Revenue Officer
As of November 8, 2019, Thomas Houk began a leave of absence and ceased being an executive officer.
2.2 Business Overview and Performance
Trupanion's mission is to help loving, responsible pet owners budget and care for their pets. We offer medical insurance for cats and dogs to help pet owners solve the problem of budgeting for veterinary expenses if their pet becomes sick or injured. As of December 31, 2019, Trupanion and its subsidiaries insured over 610,000 pets in North America.
Our revenue for the calendar year 2019 was $384.0 million, an increase of 26.3% year-over-year, comprised of subscription fees for our Trupanion-branded medical insurance and policies written on behalf of third parties. In addition, in 2019 we achieved a two-year compound annual growth rate (CAGR) in our calculation of intrinsic value per share of 24.1% (as discussed in more detail below). We believe most of Trupanion's intrinsic value is derived from our monthly subscription business. Growth of our intrinsic value is the primary internal measure we use to evaluate corporate and named executive officer long-term performance.
In 2019, our compensation committee approved corporate objectives designed to drive growth of our calculation of intrinsic value. The corporate objectives included the enrollment of young pets at an acquisition cost within our targeted internal rate of return, the achievement of our internal financial performance targets, the deployment of our patented software and progress towards 'nirvana' by increasing member referrals and reducing cancellations, thus enhancing our customer retention rate.
2.3 Compensation Highlights
Compensation Philosophy
The primary objective of Trupanion’s compensation program is to align team member incentives with long-term stockholder interests. To accomplish this, we:

•	Strive to compensate team members based on value contributed;

•	Share increases in Company value among stockholders, leadership and employees in a sensible way;

•	Link equity award grants to growth in our calculated intrinsic value per share;

•	Link performance metrics and goals to the Company’s business strategy;

•	Recognize team and individual contributions through pay-for-performance incentive awards;

•	Encourage equity ownership by emphasizing equity in the overall executive compensation mix, facilitating equity ownership by all employees, and requiring equity ownership by executives and directors;

•	Provide a pay package that will attract, reward, focus, and retain critical talent;

•	Ensure that the incentive plans do not encourage undue risk-taking nor behavior that is contrary to the intent of our incentive plans by utilizing time-based vesting for equity awards; and

•	Communicate openly with employees about how their compensation mix is structured, the rationale behind this structure, and the decisions around their individual pay.

We also value harmonizing compensation paid to all of our named executive officers because we believe this naturally encourages team building and cooperation among our executives. We do, however, seek to reward exceptional individual performance and we modify compensation when an individual completes a significant project or makes some other contribution that will have lasting impact beyond our expectations.

We held a non-binding advisory "say-on-pay" vote at our 2019 Annual Meeting of Stockholders. Over 99% of the shares voted for or against the 2019 say-on-pay proposal (excluding abstentions and broker non-votes) were cast in favor of our say-on-pay proposal. Our compensation committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making compensation decisions for our named executive officers, including the outcome of Proposal 3 (advisory and non-binding vote to approve the compensation provided to the Company's named executive officers for 2019) at the 2020 Annual Meeting of Stockholders, as we currently hold say-on-pay votes annually.
Compensation Programs
To support our philosophy, the compensation committee strives to deliver total compensation that is commensurate primarily with overall Company performance and to be reasonable vis-à-vis the market and among executives internally. To encourage a long-term focus, the compensation committee emphasizes long-term equity compensation over salaries and bonuses for executives.
Throughout the remainder of this CD&A, we discuss both 2019 performance year total direct compensation (which includes 2019 salary, short-term incentive awards earned for 2019 and paid in 2020 and long-term incentive awards granted in 2020 based on 2019 performance), as well as 2019 calendar year pay found in the Summary Compensation Table (which includes 2019 salary, short-term incentive awards earned for 2019 and paid in 2020, and long-term incentive awards granted in 2019 based on 2018 performance) to give a full view of our 2019 compensation practices for our named executive officers. We refer to the first calculation described above as "performance year" compensation and the second calculation described above as "Summary Compensation Table" compensation.
The progress we have made against our objectives, as outlined above in “2.2 Business Overview and Performance”, produced an estimated 24.1% increase in our two-year CAGR of intrinsic value per share in 2020. This increase in our intrinsic value is a primary driver for determining how we allocated long-term incentive awards, as set forth in more detail in section 5.2 of this CD&A.
Compensation Mix
The mix of our executive pay structure emphasizes performance-based pay (pursuant to our short-term and long-term incentive awards) over fixed salary, equity over cash, and long-term awards over short-term awards. This pay structure is designed to motivate our executives to achieve our long-term goals and deliver sustained increases in stockholder value without undue risk-taking.
We evaluate compensation on a "performance year," rather than a "Summary Compensation Table" basis. This means, for 2019 for example, we analyzed our total direct compensation mix by adding together the actual salary earned in 2019, plus the bonus earned for 2019 performance, but paid in 2020, plus the long-term incentive award earned for 2019 performance, but granted in 2020. We do not target a specific compensation mix; rather, we monitor executive compensation mix to ensure that our compensation mix objectives are being met. The compensation committee evaluated the compensation mix below and determined that the Company’s compensation mix objectives were met in 2019. The following pay mix charts reflect the mix of 2019 performance year compensation for the CEO and other named executive officers:

Alignment with Stockholders
The Company’s Board of Directors and its compensation committee are committed to strong corporate governance and pay-for-performance philosophy tied to stockholder interests. The chart below summarizes the key elements of our programs relative to this philosophy.

Compensation Committee’s Factors Supporting the Pay-For-Performance Philosophy:
▪ Deliver the majority of our executive compensation through long-term incentives
▪ Require two-year CAGR in intrinsic value per share of at least 10% prior to granting performance-based long-term equity incentive awards
▪ Apply a four-year vesting schedule to our employee equity grants to support long-term decision-making and retention goals
▪ Link our short-term incentive awards to measures and goals that drive value and derive from our corporate strategy
▪ Require equity ownership by our named executive officers to align pay with stockholder interests
▪ Use a balanced set of measures to support top and bottom line interests and the efficient deployment of capital
▪ Require achievement of demanding performance goals as a condition of our named executive officers earning target short-term incentive awards

Compensation Committee’s Factors Supporting Strong Corporate Governance:
▪ Do not enter into individual employment agreements with our executive team
▪ Maintain a reasonable severance policy and a change in control severance policy
▪ Require a “double trigger” in order for cash severance or equity vesting to occur following a change in control
▪ Hold executive sessions at least once a quarter
▪ Evaluate our incentive program each year to ensure that it does not encourage excessive risk-taking
▪ Maintain a compensation committee comprised of only independent board members
▪ Oversee and administer all executive compensation and equity programs
▪ Maintain stock ownership guidelines for our directors and encourage at least 50% of director compensation to be paid in equity
▪ Maintain a clawback policy to recover incentive compensation in the case of a restatement or actions causing reputational damage
▪ Conduct stockholder outreach each year to capture stockholder views on a variety of corporate practices, including on executive compensation
▪ Engage an independent executive pay consultant who reports solely to the compensation committee
▪ Prohibit tax gross-ups of any kind
▪ Prohibit executive and director hedging activities

Part 3. Our Culture
3.1 Who We Are
We are about helping pets, which is why we choose to work at Trupanion. Our mission is what connects us regardless of our different backgrounds, and our shared passion drives everything we do. This includes our aspiration for greatness, our welcoming of change and innovation, our wish to have fun and not take ourselves too seriously, and our trust in each other. We value diversity and each person's individuality.
We are especially proud of our track record of promoting from within and the opportunities we have created for team members to grow. In 2019, 123 team members advanced their careers by moving into new roles internally.
Part 4. Governance of Executive Compensation
4.1 Role of the Compensation Committee
The compensation committee is responsible for administering our executive compensation program, among other responsibilities, as provided for in its charter. The compensation committee meets at least four times a year. The compensation committee oversees the following items:

•	Compensation philosophy and strategies to confirm that they are aligned with our corporate objectives, stockholder interests, desired behaviors and Company culture;

•	Alignment of executive pay to performance, including salary, bonuses and equity grants for our Chief Executive Officer and named executive officers;

•	Compensation elements and mix;

•	Peer group and surveys used to gather market data;

•	Design of named executive officers' short-term incentive awards and long-term incentive awards;

•
Our calculation of our intrinsic value per share growth, its calibration to aggregate equity pool size for long-term incentive grants, and the allocation of that equity pool to our named executive officers by individual and other employees in aggregate;

•	Dilution, equity allocation, use of equity vehicles, equity plan features, and equity authorizations;

•	Pay for new executive hires, promotions, and terminations;

•	Pay policies, such as severance, change in control severance, ownership guidelines, and clawbacks;

•	Broader interests pertaining to Company culture, the perception of our compensation mix, team member fulfillment and feedback, and other related items;

•	Director compensation;

•	Participation in and results of our stockholder engagement processes;

•	Regulatory and governance developments; and

•	CD&A disclosure for our annual proxy, and other disclosures related to compensation, as needed.

In addition to its regularly scheduled quarterly meetings, the compensation committee typically meets at the beginning and end of each quarter to approve the quarterly short-term incentive award bonus goals, including threshold, target, and maximum award levels, and determine if prior quarterly goals were achieved.
With respect to the compensation of our Chief Executive Officer and his direct reports, including our other named executive officers, the compensation committee reviews and approves salary adjustments; short-term incentive awards; equity awards; aggregate compensation; levels of individual performance; and form of equity awards. As noted in more detail below in section 5.2, the compensation committee determines compensation to our Chief Executive Officer in compensation committee meetings during an executive session without the Chief Executive Officer present. The compensation committee considers the Chief Executive Officer recommendations, but makes independent decisions on determining the compensation of all named executive officers.
4.2 Role of Management
The compensation committee works closely with the Company’s Chief People Officer, who provides information and analysis to assist the compensation committee with compensation decisions. In addition, the Chief Executive Officer reviews the performance of his direct reports and provides recommendations regarding their compensation to the compensation committee for its consideration.

Additionally, the Chief Executive Officer and Chief People Officer annually review succession planning with the compensation committee, and then with the broader Board of Directors, given its critical importance to the Company’s success.
4.3 Role of Consultant
In early 2019, the compensation committee engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. During the year, Meridian advised the compensation committee on various executive pay issues, as solely directed by the compensation committee. Meridian reports directly to the compensation committee of the Board of Directors.
Pursuant to SEC rules, the compensation committee has assessed the independence of Meridian and concluded Meridian is independent and does not have any conflict of interest with the Company, its directors or its executive officers.
4.4 Peer Group
Each year, the compensation committee identifies a comparator group of companies to assist in evaluating the competitiveness of its compensation levels, policies, programs, and dilution. In addition, the compensation committee consults survey data for a broader evaluation of the pay levels for executive positions. Market data does not determine or dictate pay levels. We use this information primarily as a reference point for evaluating our executive compensation levels relative to our performance.
Because the Company has few direct public competitors in the pet insurance industry, the compensation committee screens for companies that share certain business characteristics with Trupanion, including:

•	Traded on major U.S. securities exchanges

•	U.S. based

•	Categorized in one of the following industries:

◦	Animal Health

◦	Diversified Consumer Services

◦	Life and Health Insurance

◦	Internet Service and Infrastructure

◦	Healthcare Providers and Services

•	Revenue under $1 billion

•	3-year compound annual revenue growth of mid-teens or higher

•	Certain business model characteristics, including:

◦	Recurring revenue model (subscription-based company);

◦	Business-to-consumer focus; and

◦	Strategically-relevant companies with a pet focus.

Based on these criteria the compensation committee identified 11 primary peer companies and four reference peer companies for informing compensation decisions. The compensation committee considered information gathered from the peer groups below and the broader market when evaluating the Company's compensation programs.

These companies included:
Primary Peer Group Used for Pay Analysis for 2019(1)

Company	Industry
Alarm.com	Cloud-based home security services
ANGI Home Services	Internet marketplace
Care.com	Internet marketplace
EverQuote	Internet marketplace for insurance
frontdoor	Internet marketplace
Health Equity	Online healthcare savings solution
Medifast	Subscription products
PetIQ	Pet health and wellness products
PetMed Express	Pet pharmacy
Tableau Software	Software products
Teladoc Health	Telehealth platform
(1) For purposes of assisting in the evaluation of the long-term incentive awards granted to our named executive officers in 2020 for 2019 performance, we also included Freshpet, a pet food company, as a primary peer company and removed Tableau given its acquisition by Salesforce.
Reference Peer Group Used for Pay Analysis for 2019 Pay

Company	Industry
Central Garden & Pet	Garden & Pet production retailer
Heska Corp	Animal healthcare equipment and solutions
IDEXX	Veterinary laboratories
Zillow Group	Internet real estate marketplace

Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
Summary of All Key Compensation Elements:
The table below describes our pay components and the purpose of each:

Element	Form	Description	Purpose
Base Salary	Cash	Fixed cash compensation determined by value of contribution of each position and informed by market data.	Provide baseline level of fixed compensation.
Short-Term Incentive Awards	Cash or equity, at the election of the participant
Variable compensation based on achievement of corporate and individual quarterly performance goals that include strategic and financial goals. For all named executive officers, awards are scored quarterly and paid annually, subject to the compensation committee’s approval.
Focus named executive officers on the achievement of individual quarterly strategic and financial goals and reinforce value connection by role.
		All participants in the plan may elect to take their awards in the form of equity with a 20% premium to cash on value and subject to a 2-year lock-up.	Enhance ownership mindset of the team with the option to forgo cash for equity.

Awards to our Chief Executive Officer are based solely on Company performance goals, whereas awards to other named executive officers are based on a 50/50 mix of Company and individual performance goals.

Long-Term Incentive Awards	Stock Options or RSUs (determined annually)
Aggregate amount of long-term incentive awards to be granted is based on the growth of our calculation of our intrinsic value per share - the higher the growth of our intrinsic value per share, the larger the amount of equity we make available for grant in aggregate to all employees and directors.
Promote stock ownership.

Stock options and restricted stock units vest over four years, subject to the holders’ continued service with the Company, with standard vesting for stock options vesting as to 1/4th on the one year anniversary and then 1/48th monthly thereafter, and restricted stock units vesting as to 1/4th on the one year anniversary and then 1/16th quarterly thereafter, subject to the recipient being a service provider through each vesting date for the equity awards).
Align executives directly with stockholder interests.
Reward the long-term growth of intrinsic value.
Enhance long-term perspective and support retention of named executive officers.
Other Compensation	401(k) Plan	Broad based retirement plan sponsored by Trupanion and offered to all employees.	Support long term financial planning.
General Benefits	Healthcare, Life and Disability Insurance, Daycare, Pet-related Benefits, Public Transit Pass, and Sabbatical
All employees have the opportunity to receive paid healthcare, including life and disability insurance for themselves, and coverage for their pet on a Trupanion policy. Employees located at our Seattle headquarters receive paid daycare for infants through Pre-K (subject to space availability), and professional dog walker services for all furry office mates and a prepaid public transit pass. Every 5 years, employees receive a 5-week paid sabbatical.
Overall competitive benefits package that is offered to employees to foster a fulfilling, enjoyable, and productive work environment.
Perquisites	None	Trupanion does not offer perquisites to its executives.	Not applicable.

5.2 Detailed Description of Each Element of Compensation and Determination of
Compensation for the 2019 Performance Year
A detailed description of each pay program and our pay analysis and rationale for performance year 2019 are described below:
Base Salary: The compensation committee considers executive salary levels annually, but does not automatically adjust salaries on an annual or other scheduled basis. Rather, salaries are increased as appropriate, rather than at any set time during the year based on changes in an executive's role, an executive's impact, or the market.

In 2019, the compensation committee reviewed executive base salaries in the context of total compensation and corporate and individual performance, and determined that the following increases to base salaries were appropriate.

Name	Title	2019 Base Salary (1)	2019 Base Salary (1)	Percent Increase
Asher Bearman	Chief Strategy Officer	$240,000	$240,000	—
Gavin Friedman (2)	Chief People Officer and General Counsel	$200,000	$190,000	5.3%
Thomas Houk (3)	Chief Member Experience Officer	$240,000	$180,000	33.3%
Tricia Plouf (4)	Chief Financial Officer	$240,000	$240,000	—
Darryl Rawlings	Chief Executive Officer	$300,000	$300,000	—
Margaret Tooth	Chief Revenue Officer	$240,000	$240,000	—

(1)	Reflects actual base salary as approved by the Board of Directors for 2019 and 2018, respectively.

(2)
On September 1, 2019, Mr. Friedman's annual base salary for 2019 was increased to $200,000. The adjusted base salary Mr. Friedman received in 2019 is reflected in the "Summary Compensation Table" under "Executive Compensation Tables" below.

(3)	On November 8, 2019, Mr. Houk began a leave of absence and ceased being an executive officer.

(4)
Ms. Plouf was on a leave of absence between February 20, 2019 and April 15, 2019. The adjusted base salary Ms. Plouf received in 2019 is reflected in the "Summary Compensation Table" under "Executive Compensation Tables" below.

Effective as of January 1, 2020, the compensation committee further increased the base salaries for Mr. Bearman, Mr. Friedman, Ms. Plouf, and Ms. Tooth to $300,000 based on the committee's assessment of an appropriate base salary in light of Trupanion's overall compensation structure and peer benchmarking.
Short-Term Incentive Awards: We offer short-term incentive awards to our named executive officers and other employees. The intent of the short-term incentive awards is to reward each individual’s contribution based on the achievement of the Company’s corporate objectives and individual goals. The corporate objectives and individual goals are established at the beginning of each quarter and scored at the end of each quarter. The measures for the individual goals are determined by our Chief Executive Officer in consultation with our executive team and subject to oversight by our compensation committee. Individual goals typically tie to specific Company initiatives that vary based on the role of the named executive officer but are generally aligned to indicators of growth in our calculation of intrinsic value, such as the number of active hospitals and number of enrolled pets. The achievement scores for corporate objectives are approved by the compensation committee quarterly and the quarterly individual achievement scores for named executive officers are approved annually. These short-term incentive awards are paid annually to our named executive officers in the following fiscal year, whereas short-term incentive awards for other employees are paid quarterly or monthly. The CEO is weighted 100% to corporate performance and the other named executive officers are weighted 50% to corporate and 50% to individual performance.
The mechanism for determining the annual incentive payouts is shown below:
Once the weighted achievement scores and annual incentive payout amounts are determined, they are reviewed and approved by the compensation committee.
All team members, including named executive officers, can elect to accept each short-term incentive award payout in cash or equity. Team members who elect equity instead of cash receive a 20% premium to the cash value, subject to a two-year holding restriction.

Based on these results, the Chief Executive Officer assigned a percentage correlated to the level of progress toward the goals, which he recommended to the compensation committee for consideration. As a result of this process, the compensation committee approved the percentage payout against the target for each named executive officer. The goals for each named executive officer were intentionally set with a high degree of difficulty and are not designed to be indicative of overall performance.
Target awards and corporate and individual performance by individual are shown below. In 2019, Mr. Friedman’s salary was lower than the other named executive officers and his target award was higher than that of the other named executive officers. For performance year 2020, all current named executive officers have the same salary and a bonus target equal to 20% of their base salary.

				Achievement to Target Goal for:
				Q1		Q2		Q3		Q4
Name	2019 Base Salary	Bonus Target of Salary %	Bonus Split (Corporate/ Individual)	Corporate	Individual	Corporate	Individual	Corporate	Individual	Corporate	Individual	Target Bonus Amount	Actual Bonus Paid
Asher Bearman	$240,000	20%	50/50	50%	70%	60%	68%	72%	70%	49%	86%	$48,000	$31,515
Gavin Friedman (1)	$200,000	40%	50/50	50%	37%	60%	108%	72%	84%	49%	96%	$64,667	$45,249
Thomas Houk (2)	$240,000	20%	50/50	50%	41%	60%	60%	72%	80%	N/A	N/A	$48,000	$21,780
Tricia Plouf (3)	$240,000	20%	50/50	50%	80%	60%	74%	72%	85%	49%	70%	$48,000	$28,340
Darryl Rawlings	$300,000	20%	100/0	50%	N/A	60%	N/A	72%	N/A	49%	N/A	$60,000	$34,650
Margaret Tooth	$240,000	20%	50/50	50%	55%	60%	29%	72%	53%	49%	69%	$48,000	$26,190

(1)
Mr. Friedman's target short-term incentive award for Q1, Q2, and July through August of Q3 was calculated at 30% of $190,000. On September 1, 2019, Mr. Friedman's annual base salary and bonus target percentage for 2019 increased to $200,000 and 40%, respectively. His target short-term incentive award for September 2019 through Q4 was calculated at 40% of $200,000. Mr. Friedman became a named executive officer in Q4.

(2)
On November 8, 2019, Mr. Houk began a leave of absence. As a result, Mr. Houk's adjusted aggregate salary for 2019 was $205,454. For purposes of bonus payments, Mr. Houk’s target short-term incentive award for Q1, Q2, and Q3 were calculated at 20% of $240,000, with no bonus payment earned in Q4.

(3)
Between February 20, 2019 and April 15, 2019 Ms. Plouf was on a leave of absence. As a result, Ms. Plouf's adjusted annual base salary for 2019 was $210,000. For purposes of bonus payments, Ms. Plouf's target short-term incentive award for Q1 was calculated at 20% of $39,077, Q2 was calculated at 20% of $50,000, and Q3 and Q4 were calculated at 20% of $60,000.

Included among the factors the compensation committee evaluated when determining each executive officer's individual performance were:

Executive	2019 Performance and Results
Asher Bearman	Increase in the Company’s competitive position and completion of initial phases of key long term business initiatives such as the Company’s pet food initiative.
Gavin Friedman	Improved communication with key regulators, resolution of open regulatory investigations/inquiries; role played in connection with Department of Insurance approvals of key filings.
Thomas Houk	Pricing accuracy by sub-categories, increased the number of sub‑categories and claims automation.
Tricia Plouf	Overall financial performance and capital management and allocation.
Margaret Tooth	Internal rate of return of pet acquisition spend, number of pets enrolled, increase in same store sales and year over year changes to conversion rates.

Long-Term Incentive Awards: We grant long-term incentive awards under our 2014 Equity Incentive Plan (2014 Plan). Our long-term incentive awards deliver equity-based awards to executives and other employees who contribute to the long-term success of the Company. We determine the aggregate amount of long-term incentive awards to be granted based on our estimates of the growth of our intrinsic value per share. The higher the growth of our intrinsic value per share, the larger the amount of equity we make available for grant in aggregate to all employees and directors.
For the performance awards granted in 2020 for performance year 2019, the compensation committee, in consultation with management, modified our calculation of intrinsic value per share growth to better reflect our value drivers. In addition, the compensation committee, in consultation with management, determined it would be appropriate to measure two-year CAGR in intrinsic value per share rather than a single calendar year to better reflect long-term sustainable performance.
As in prior years, our compensation decisions are filtered through our model using inputs that are: (1) grounded by history, (2) validated with a common sense metric, and/or (3) supported by sensitivity analysis approved by the Board of Directors. As such, our intrinsic value growth per share in connection with compensation decisions are intended to be consistent with the following principles:

•
Give credit for proven performance, based on historical three-year average trends, as well as the CAGR of resulting intrinsic value per share changes, rather than performance we hope to achieve in the future.

•
Incorporate controllable factors, like advertising spending, but not give credit for or penalize participants for certain other factors that a participant is less likely to be able to influence, like changes in interest rates, without compensation committee approval.

•
Allow for period-over-period comparisons and not be readily susceptible to manipulation by management. We generally base our inputs on the most recent three-year actual performance trend and prefer to avoid changing inputs such as the weighted average cost of capital when making compensation decisions.

•
Subject the calculation, including assumptions, to the scrutiny of the compensation committee, which may adjust the calculation and/or our awards if it determines that the equity pool and/or resulting grants are inappropriate or inconsistent with the long-term interests of stockholders.

Ultimately, the compensation committee of the Board of Directors retains the discretion to modify the model by which we calculate intrinsic value for compensation purposes, as it deems appropriate.
We provide no long-term incentive awards to named executive officers if we calculate such intrinsic value growth as 10% or lower. For each increment of our calculation of intrinsic value per share growth above 10% up to 30%, the percentage of the incremental value is allocated between all employees and stockholders according to the following schedule:

Calculated 2-year CAGR in Intrinsic Value Per Share	% of Value Creation Going to Employees (Assume RSUs)	Increase to Our Calculation of Intrinsic Value Per Share (Assume RSUs)
1 - 10%	0	1 - 10%
11%	0.3%	10.7%
20%	1.0%	19.0%
30%	2.5%	27.5%
(Progression between identified points is not linear due to the degree of difficulty in achieving greater increases to our calculation of intrinsic value per share.)

Once we have determined the aggregate number of shares available for long-term incentive awards, we consider allocating remaining shares not already granted in the performance year for all new hires, spot bonus grants, promotional grants and non-employee director grants. However, the award of long-term incentive grants is contingent upon our intrinsic value per share growth being higher than 10%. From the remaining shares available for long-term incentive awards, the compensation committee then allocates the number of long-term incentive awards to other individuals in the company, including named executive officers, based on their contributions during the year to the intrinsic value/share growth results. In doing so, the compensation committee takes the Chief Executive Officer's recommendations into account. For the 2019 performance year, the compensation committee approved limits on the value of annual long-term incentive awards granted to Mr. Rawlings, our Chief Executive Officer, based on the amount of growth in our calculation of intrinsic value as follows:

Intrinsic Value Growth	Maximum CEO Annual Long-Term Incentive Awards Value (in thousands)
Below 10%	$0
10%	$500
20%	$1,500
30% and above	$2,500
The compensation committee retains the discretion to modify the cap on CEO long-term incentive awards in future years, as it determines appropriate.
Annually, the compensation committee determines whether shares or the equivalent value of such shares will be granted in the form of restricted stock units or stock options. The selection of equity type granted is based on a number of considerations, including the Company’s stock price, retention needs, and other factors deemed relevant by the compensation committee.
All long-term incentive awards granted to employees, including our named executive officers, vest over four years. All stock options granted expire ten years from the date of grant.

Below is a depiction of how we reward intrinsic value growth using long-term incentive awards:

2-year compound annual growth rate (CAGR) in intrinsic value/share used to determine available equity pool for grant		
2-year CAGR in intrinsic value/share	**% of value going to shareholders (assuming RSU grants)**	**% of value going to employees (assuming RSU grants)**
1-10%	1-10%	0%
11%	10.7%	0.3%
20%	19.0%	1.0%
≥30%	27.5%	2.5%

Aggregate number of shares available

Less the number of new hire, spot bonus, promotional and non-employee director grants made in the Performance Year

Allocation of remaining shares to named executive officers and other individuals based on their contribution to intrinsic value growth; CEO shares subject to cap

Decision by compensation committee to grant RSUs or stock options (number adjusted for economic value)

2-year CAGR in Intrinsic Value of 10% is a gateway to establishing annual pool of shares that may be awarded

Allocation of the pool is based on Individual contributions to value

Awards granted vest over 4 years

Equity Allocations in 2020 for the 2019 Performance Year: For the 2019 performance year, the compensation committee estimated that the two-year CAGR of our intrinsic value per share was 24.1%, which the compensation committee considered to be excellent performance. This performance resulted in an aggregate equity pool of 479,039 shares from a 1.6% growth in intrinsic value allocated to our service providers and our Board of Directors. From the pool of 479,039 shares available, deductions were made for new hire grants, spot bonus grants, promotional grants and non-employee director grants already made in performance year 2019, and the remaining 324,901 shares were then granted in the form of restricted stock units in 2020 for the 2019 performance year to certain employees, including named executive officers. These restricted stock units will vest over four years.
To determine the specific amounts granted to each named executive officer in 2020, the Chief Executive Officer, considering team member input, determined the value each individual contributed toward our growth in intrinsic value per share. In making this determination, the Chief Executive Officer also reviewed how each named executive officer demonstrated leadership to achieve those results and the officer's ability to impact future growth of the Company. The Chief People Officer collected this input and provided an overview to help the Chief Executive Officer make differentiated awards. The compensation committee considered these recommendations and assessed potential long-term incentive awards against each named executive officer's base pay and bonus levels. The Chief Executive Officer was not present for the decisions relating to his own long-term equity incentive awards. Following this process, the compensation committee approved the following grants to named executive officers in April 2020 based on 2019 performance:

Name	Long-Term Incentive Awards (Number of RSUs granted in 2020 for 2019 Performance)
Asher Bearman	34,741
Gavin Friedman	43,942
Tricia Plouf	34,741
Darryl Rawlings	33,566
Margaret Tooth	34,741

The compensation committee determined that the long-term equity grants above were reasonable in the context of the growth of our intrinsic value per share and each individual’s contribution to that growth. The table below provides an overview of 2019 performance year compensation for all named executive officers.

Name	2019 Base Salary (1)	Short-Term Incentive Award Payout Received in 2020 for 2019 Performance	Long-Term Incentive Awards (Restricted Stock Unit Value Received in 2020 for 2019 Performance) (2)	Total Performance Compensation
Asher Bearman	$240,000	$31,515	$851,155	$1,122,670
Gavin Friedman	$200,000	$45,249	$1,076,579	$1,321,828
Thomas Houk (3)	$240,000	$21,780	$—	$261,780
Tricia Plouf	$240,000	$28,340	$851,155	$1,119,495
Darryl Rawlings	$300,000	$34,650	$822,367	$1,157,017
Margaret Tooth	$240,000	$26,190	$851,155	$1,117,345

(1)	Reflects actual base salary as approved by the Board of Directors for 2019.

(2)
The amounts represent aggregate grant date fair value of the restricted stock units granted in 2020 for 2019 performance, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a summary of the assumptions we apply in calculating these amounts.

(3)	On November 8, 2019, Mr. Houk began a leave of absence and ceased being an executive officer.

Mr. Rawlings received $1,157,017 in total compensation from the Company during 2019. Mr. Rawlings' compensation was less than would have been warranted by the Company's performance for the applicable period and Mr. Rawlings' very significant contribution to that performance as Chief Executive Officer; however, due to Mr. Rawlings' substantial ownership in the Company (approximately 5.1%), and his desire to encourage a team orientation among senior executives, the compensation committee determined, in consultation with Mr. Rawlings, that his performance compensation for 2019 was appropriate.
2018 Long-Term Incentive Awards Reflected in 2019 Summary Compensation Table: The long-term incentive awards earned in 2018 and granted to named executive officers in 2019 are listed on the Summary Compensation Table (see “Executive Compensation Tables - Summary Compensation Table”). For the long-term incentive awards granted in 2019, we used a discounted cash flow methodology to determine the year-over-year growth of our estimated intrinsic value per share during 2018. This growth in intrinsic value per share was translated into an equity pool available for grant to employees. The Chief Executive Officer reviewed each named executive officer's corporate and individual achievements to determine the value each contributed to increase our calculation of intrinsic value during 2018. The Chief Executive Officer also reviewed team member input on each named executive officer's overall contribution to the results, how the officer demonstrated leadership to achieve those results and the officer's ability to impact future growth of the Company. The Head of People Operations collected this input and provided an overview to help the Chief Executive Officer make differentiated awards. The compensation committee considered these recommendations and awarded each named executive officer a number of restricted stock units.

Other Compensation, General Benefits and Perquisites: We provide all employees the opportunity to receive paid healthcare for themselves as well as medical coverage for one pet on a Trupanion subscription, and paid on-site daycare for one child, infants through Pre-K and professional dog walkers for all furry office mates at our Seattle headquarters (we have over 350 dogs and cats registered to come to work with us at our headquarters each day). Every five years, employees receive a five-week paid sabbatical. We also provide a Company-wide broad based retirement 401(k) plan. We do not provide any perquisites to our executives.

Part 6. Other Compensation Policies and Practices
6.1 Employment Agreements
No named executive officers have employment agreements.
6.2 Severance and Change-in-Control Protection
We adopted an On-Going Severance Policy for CEO and Key Senior Leaders (Severance Policy) and a Change of Control Policy for Select Officers and Key Leaders (Change of Control Policy). We believe these policies create a fair framework for situations when a covered executive leaves the Company involuntarily, with or without a change of control of the Company. In addition, stock option and RSU agreements, including those entered into by our named executive officers, provide for certain accelerated vesting rights in the event that the acquirer does not substitute or assume the outstanding equity awards. Finally, our stock option plans, restricted stock agreements, and restricted stock unit agreements contain provisions that apply to terminations of employment. We believe that these arrangements are important competitive considerations.
Severance Policy:
In February 2019, our compensation committee adopted the Severance Policy that covers the Chief Executive Officer and key senior leaders.
Under the Severance Policy, if a key senior leader, including any of the named executive officers, is terminated without cause (willful or gross neglect of job duties, willful disregard for the code of conduct or willful disregard for the team member handbook (Cause)), then he or she is entitled to the following benefits:

•	Six months of salary continuation, paid on each regular payroll date;

•	Earned bonuses paid in a lump sum within 60 days of separation; and

•	Six months continuation of coverage under our group health insurance plan and life insurance plan at no cost to the named executive officer.

In order to receive these benefits, the named executive officer must sign a valid separation agreement containing a full and unconditional release of claims.
Change of Control Policy:
In February 2019, our compensation committee adopted the Change of Control Policy that covers select officers and key leaders.
Under the Change of Control Policy, if a named executive officer is terminated without Cause within six months prior to or 24 months following a Change of Control (as defined below under Termination of Employment and Change of Control Payments Table), then such named executive officer is entitled to the following benefits:

•	Twelve months of salary continuation and target bonus, paid in a lump sum within 60 days of separation;

•	The cash value of any equity earned but not yet issued pursuant to our long-term incentive award intrinsic value model (calculated on a full year, prorated for partial year of service);

•
Immediate vesting as of the termination date of all unvested time-based equity awards (given that the awards were generally granted based on prior performance with vesting intended to align long-term interests with those of our stockholders, which cease on a change of control); and

•	Twelve months continuation of coverage under our group health insurance plan at no cost to the named executive officer.

In order to receive these benefits, the named executive officer must sign a valid separation agreement containing a full and unconditional release of claims. If any total payment determined by this policy would result in an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (Code)), then we would reduce the payment to produce a payment value that would maximize the “net after-tax amount” payable to the named executive officer.
6.3 Share Ownership
The Company believes stock ownership aligns the interests of the named executive officers and Board of Directors with those of the Company’s stockholders.
Our named executive officers and Board of Directors are held to the following requirements:

Position	Required Ownership
Board Director	3X annual compensation value (excluding chair compensation)
Chief Executive Officer	5X annual base compensation
Executive	3X annual base compensation

These ownership guidelines must be met within five years of becoming a board member or executive of the Company, including promotion into an executive role.
The minimum ownership may be satisfied by ownership of: (i) shares of the Company’s common stock, including shares purchased in the open market or through a company purchase plan or otherwise owned by the individual as a result of vesting of restricted stock units or performance-based stock units or exercise of options; (ii) vested restricted stock units and performance-based stock units; (iii) all deferred restricted stock units; (iv) vested restricted stock awards, (v) vested and exercisable “in-the-money” stock options (on a net exercise basis and net of taxes set at a 50% tax rate for purposes of calculating share ownership); and (vi) any other shares of the Company’s common stock owned by the executive or non-employee director. Shares or equity awards that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement.
As of December 31, 2019 all of our named executive officers and directors were in compliance with these ownership guidelines.
6.4 Risk Assessment
The compensation committee assessed the risk profile of our executive pay program and determined that it does not encourage undue risk-taking by executives. Key considerations that led to this determination were that the short-term incentive awards are capped at 150% of target, the short-term incentive award measurement categories are balanced, the long-term incentive awards are subject to a measure (i.e., our calculation of intrinsic value per share) that assesses the long-term sustainable growth and health of the Company, and all of the long-term incentive awards carry four-year vesting, which encourages executives to make decisions that are in the best long-term interests of the business.
Further, the Company requires executives to hold meaningful levels of Company stock which results in stockholder alignment and a long-term focus. We also maintain a clawback policy, as more fully described below.
6.5 Clawbacks
Our clawback policy allows the Company to recover incentive compensation that was inappropriately delivered due to an accounting restatement or team member misconduct. Incentive compensation is all variable compensation, which includes any bonus compensation, equity-based awards, or other incentive plans.
6.6 Pledging & Hedging
Our Insider Trading Policy prohibits employees from engaging in any form of hedging transactions (derivatives, equity swaps, and so forth) in the Company’s stock.

We allow pledging transactions pursuant to the Company’s Insider Trading Policy and the Company's Pledging Guidelines for Directors and Officers, because we acknowledge that personal circumstances may warrant entrance into such an arrangement in lieu of selling Company shares.

Compensation Committee Report
The compensation committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into, any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

Submitted by the Compensation Committee
Robin Ferracone, Chair
Dan Levitan
Hays Lindsley
Murray Low

Pay Ratio

For fiscal year 2019:

•	the annual total compensation, calculated as described below, of our Chief Executive Officer, Darryl Rawlings, was $1,068,883; and

•	the estimated median of the annual total compensation of all employees of our Company, other than Darryl Rawlings, was $64,111.

Based on this information, for 2019 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees was 17 to 1.
To determine the median employee as of December 31, 2019, we used the total base earnings and bonuses paid in 2019 for all U.S. employees, fulltime and part time. We excluded independent contractors, as they are not employees. We also excluded employees on leave, as that population was not material. Further, we did not include employees located in Canada as they represent approximately 3% of our employees. The 2018 annual bonus (for certain executives) and the 2018 fourth quarter bonus for eligible U.S. employees was included as they were paid out in 2019. We did not include the 2019 annual bonus (for certain executives) nor the 2019 fourth quarter bonus for eligible U.S. employees, as these paid out in 2020. Bonuses that were paid in the form of restricted stock units were included at cash value as of the date of grant.
For employees hired throughout the year, we annualized earnings based on amounts paid during the portion of 2019 in which they were employed.
With the factors noted above, we identified the median role.
We then used the total compensation set forth in the summary compensation table for Mr. Rawlings, added to it the amounts we pay on behalf of Mr. Rawlings pursuant to benefits programs that are available on a non-discriminatory basis to all our employees, including health, life and disability insurance premiums, child care at our headquarters, and enrollment of employee pets in our Trupanion medical insurance policy (Non-discriminatory Benefits) and compared that amount to the total compensation paid in 2019 for the identified role, which also included the Non-discriminatory Benefits paid out for the identified role. For the identified role, we included the 2018 fourth quarter bonus which was paid in 2019 and did not include the 2019 fourth quarter bonus which was paid in 2020. This determined the ratio set forth above.
In identifying the median employee under SEC rules, companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.

Executive Compensation Tables
The following tables and accompanying narrative disclosure set forth information about the compensation provided to our named executive officers during the fiscal years specified below.
Summary Compensation Table
The following table provides information regarding all long-term incentive equity compensation awarded to our named executive officers during the 2019, 2018 and 2017 fiscal years, and all short-term incentive compensation and salary earned by our named executive officers during the 2019, 2018 and 2017 fiscal years.

Name and Principal Position	Year		Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Total
Darryl Rawlings	2019		$300,000	$720,714	—	$34,650	$1,055,364
Chief Executive Officer	2018		$300,000	$546,531	—	$29,100	$875,631
	2017		$300,000	—	$175,330	$80,400	$555,730
Tricia Plouf	2019		$210,000	$853,454	—	$28,340	$1,091,794
Chief Financial Officer	2018		$240,000	$546,531	—	$30,945	$817,476
	2017	(4)	$217,807	—	$350,653	$43,274	$611,734
Asher Bearman	2019		$240,000	$995,711	—	$31,515	$1,267,226
Chief Strategy Officer	2018		$240,000	$546,531	—	$28,018	$814,549
	2017	(4)	$237,500	—	$262,988	$43,517	$544,005
Gavin Friedman	2019		$193,333	$339,031	—	$45,249	$577,613
Chief People Officer and	2018	(4)	—	—	—	—	—
General Counsel	2017	(4)	—	—	—	—	—
Thomas Houk	2019	(5)	$205,454	$597,582	—	$21,780	$824,816
Chief Member Experience	2018		$180,000	$546,531	—	$21,435	$747,966
Officer	2017	(6)	—	—	—	—	—
Margaret Tooth	2019		$240,000	$1,137,939	—	$26,190	$1,404,129
Chief Revenue Officer	2018		$240,000	$546,531	—	$29,618	$816,149
	2017	(6)	—	—	—	—	—

(1)
The amounts represent aggregate grant date fair value of the restricted stock units, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a summary of the assumptions we apply in calculating these amounts.

(2)
The amounts represent aggregate grant date fair value of the stock options, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a summary of the assumptions we apply in calculating these amounts.

(3)
For additional information regarding the non-equity incentive plan compensation, please refer to section 5.2 "Detailed Description of Each Element of Compensation and Determination of Compensation for 2019 performance year". This column includes amounts earned for the year ended December 31, 2019 but paid the following year.

(4)	Reflects the amounts paid in 2017.

(5)	On September 1, 2019, Mr. Friedman's annual base salary for 2019 increased to $200,000.

(6)	Mr. Friedman became a named executive officer for the first time in 2019, and therefore his compensation in 2018 and 2017 is not reported.

(7)	On November 8, 2019, Mr. Houk began a leave of absence and ceased being an executive officer.

(8)	These individuals became named executive officers for the first time in 2018, and therefore each individual's compensation in 2017 is not reported.

(9)	Ms. Plouf was on a leave of absence between February 20, 2019 and April 15, 2019.

Grants of Plan-Based Awards
The following table sets forth information regarding the short-term incentive awards earned by our named executive officers during fiscal 2019 and the long-term incentive awards earned in 2018 and granted to our named executive officers in fiscal 2019.

				Estimated Future Payouts Under Non-Equity Incentive Plan (1)
Name	Award Type	Approval Date	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
Asher Bearman	Annual short-term incentive award (4)			$24,000	$48,000	$72,000
	Restricted Stock Unit	2/11/2019	2/22/2019				33,268	$995,711
Gavin Friedman	Annual short-term incentive award (4)			$32,333	$64,667	$97,000
	Restricted Stock Unit	2/11/2019	2/22/2019				10,943	$327,524
	Restricted Stock Unit	11/12/2019	11/12/2019				365	$11,507
Thomas Houk	Annual short-term incentive award (4)			$24,000	$48,000	$72,000
	Restricted Stock Unit	2/11/2019	2/22/2019				19,966	$597,582
Tricia Plouf	Annual short-term incentive award (4)			$24,000	$48,000	$72,000
	Restricted Stock Unit	2/11/2019	2/22/2019				28,515	$853,454
Darryl Rawlings	Annual short-term incentive award (4)			$30,000	$60,000	$90,000
	Restricted Stock Unit	2/11/2019	2/22/2019				24,080	$720,714
Margaret Tooth	Annual short-term incentive award (4)			$24,000	$48,000	$72,000
	Restricted Stock Unit	2/11/2019	2/22/2019				38,020	$1,137,939

(1)
The amounts represent the threshold, target and maximum amounts of cash that might have become payable to each named executive officer as a short-term incentive award. Trupanion employees (including named executive officers) may elect to take their short-term awards in the form of equity with a 20% premium to cash on value but subject to a 2-year lock-up.

(2)
Reflects the long-term incentive awards received in the form of restricted stock units, which vests as to 1/4th on the one year anniversary and then 1/16th quarterly thereafter, subject to the named executive officer being a service provider through each vesting date.

(3)
The amounts represent the aggregate grant date fair value of the restricted stock units, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a summary of the assumptions we apply in calculating these amounts.

(4)
Trupanion employees (including named executive officers) may elect to take their short-term awards in the form of equity with a 20% premium to cash on value but subject to a 2-year lock-up. No named executive officer elected to receive equity, and this row reflects information regarding short-term incentive awards received as a cash bonus, paid annually.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding stock options and restricted stock units held by our named executive officers as of December 31, 2019.

			Option Awards					Stock Awards
Name	Grant Date (1)		Number of Securities Underlying Options Total Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)
Asher Bearman	2/22/2019	(3)						33,268	$1,246,219
	2/20/2018	(4)						10,976	$411,161
	5/4/2017	(5)	35,171	22,714	12,457	$17.97	5/4/2027
	7/22/2016	(6)	10,450	8,925	1,525	$15.46	7/22/2026
	7/24/2015	(7)	19,200	19,200	—	$7.78	7/24/2025
	8/2/2013	(8)	150,000	85,921	—	$4.77	8/2/2023
Gavin Friedman	11/12/2019	(9)						365	$13,673
	2/22/2019	(3)						10,943	$409,925
	2/20/2018	(4)						2,813	$105,375
	5/4/2017	(5)	9,000	5,812	3,188	$17.97	5/4/2027
	9/19/2016	(10)	40,000	28,500	7,500	$16.32	9/19/2026
Thomas Houk	2/22/2019	(3)						19,966	$747,926
	2/20/2018	(4)						10,976	$411,161
	5/4/2017	(5)	23,448	15,143	8,305	$17.97	5/4/2027
	7/22/2016	(6)	7,650	6,534	1,116	$15.46	7/22/2026
	7/24/2015	(7)	9,156	9,156	—	$7.78	7/24/2025
	9/26/2014	(11)	35,000	25,000	—	$8.74	9/26/2024
Tricia Plouf	2/22/2019	(3)						28,515	$1,068,172
	2/20/2018	(4)						10,976	$411,161
	5/4/2017	(5)	46,895	30,286	16,609	$17.97	5/4/2027
	5/6/2016	(12)	50,000	44,791	5,209	$14.40	5/6/2026
	7/24/2015	(7)	10,255	10,255	—	$7.78	7/24/2025
	9/26/2014	(11)	50,000	39,100	—	$8.74	9/26/2024
	11/7/2013	(13)	10,000	10,000	—	$4.80	11/7/2023
	2/4/2013	(14)	20,000	6,000	—	$4.05	2/4/2023
Darryl Rawlings	2/22/2019	(3)						24,080	$902,037
	2/20/2018	(4)						10,976	$411,161
	5/4/2017	(5)	23,448	15,143	8,305	$17.97	5/4/2027
	8/8/2016	(15)	50,000	41,666	8,334	$14.95	8/8/2026
	9/23/2011	(16)	309,679	309,679	—	$1.04	9/23/2021
Margaret Tooth	2/22/2019	(3)						38,020	$1,424,229
	2/20/2018	(4)						10,976	$411,161
	5/4/2017	(5)	23,448	15,143	8,305	$17.97	5/4/2027
	12/21/2015	(17)	40,000	39,166	834	$8.93	12/21/2025
	7/24/2015	(7)	19,200	19,200	—	$7.78	7/24/2025
	11/7/2014	(18)	10,000	9,200	—	$6.54	11/7/2024

(1)
All of the outstanding equity awards with a grant date before July 2014 were granted under our 2007 Equity Compensation Plan. All outstanding equity awards with a grant date during and after July 2014 were granted under our 2014 Equity Incentive Plan.

(2)
Value is calculated by multiplying the number of restricted stock units or restricted stock awards that have not vested by the closing market price of our stock ($37.46) as of the close of trading on December 31, 2019 (the last trading day of the fiscal year).

(3)	Restricted stock units vested as to 1/4th of the shares on February 25, 2020 and 1/16th vests each quarter thereafter.

(4)	Restricted stock units vested as to 1/4th of the shares on February 25, 2019 and 1/16th vests each quarter thereafter.

(5)	Stock option vested as to 1/4th of the shares underlying this option on May 4, 2018 and 1/48th has been vesting monthly thereafter.

(6)	Stock option vested as to 1/4th of the shares underlying this option on July 22, 2017 and 1/48th has been vesting monthly thereafter.

(7)	Stock option vested as to 1/4th of the shares underlying this option on July 24, 2016 and 1/48th vested monthly thereafter.

(8)	Stock option vested as to 1/4th of the shares underlying this option on July 15, 2014 and 1/48th vested monthly thereafter.

(9)	Restricted stock units will vest as to 1/4th of the shares on November 25, 2020 and 1/16th vests each quarter thereafter.

(10)	Stock option vested as to 1/4th of the shares underlying this option on September 12, 2017 and 1/48th has been vesting monthly thereafter.

(11)	Stock option vested as to 1/4th of the shares underlying this option on August 1, 2015 and 1/48th vested monthly thereafter.

(12)	Stock option vested as to 1/4th of the shares underlying this option on May 6, 2017 and 1/48th has been vesting monthly thereafter.

(13)	Stock option vested as to 1/4th of the shares underlying this option on November 8, 2014 and 1/48th vested monthly thereafter.

(14)	Stock option vested as to 1/4th of the shares underlying this option on October 8, 2013 and 1/48th vested monthly thereafter.

(15)	Stock option vested as to 1/4th of the shares underlying this option on August 8, 2017 and approximately 1/48th has been vesting monthly thereafter.

(16)	Stock option vested as to 1/4th of the shares underlying this option on September 23, 2012 and 1/48th vested monthly thereafter.

(17)	Stock option vested as to 1/4th of the shares underlying this option on January 7, 2017 and 1/48th has been vesting monthly thereafter.

(18)	Stock option vested as to 1/4th of the shares underlying this option on September 1, 2015 and 1/48th vested monthly thereafter.
Option Exercises and Stock Vested Table
The following table provides information regarding stock options exercised, restricted stock and restricted stock units vested which were held by our named executive officers during fiscal 2019.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Asher Bearman	2/20/2018			8,536	$253,709
	8/2/2013	21,500	$627,645
Gavin Friedman	2/20/2018			2,187	$64,999
	9/19/2016	4,000	$66,990
Thomas Houk	2/20/2018			8,536	$253,709
	11/7/2013	5,000	$146,300
	9/26/2014	10,000	$254,104
Tricia Plouf	2/20/2018			8,536	$253,709
	9/26/2014	9,600	$226,641
Darryl Rawlings	2/20/2018			8,536	$253,709
	8/2/2013			116,877	$3,675,782
Margaret Tooth	2/20/2018			8,536	$253,709
	11/7/2013	8,550	$229,624
	11/7/2014	800	$19,329
Termination of Employment and Change of Control Payments Table
The following discussion and table summarize the compensation that would have been payable to each named executive officer under the various scenarios assuming the triggering event occurred at the close of business on December 31, 2019 using a price per share of our common stock equal to the closing market price on the NASDAQ Stock Market as of that date. The payments summarized in the following table are governed by the various agreements and arrangements described in "Part 6. Other Compensation Policies and Practices"of the CD&A above.

No special payments are due if any of the named executive officers terminates his employment voluntarily or is terminated for cause. For all terminations, a terminated employee receives accrued and unpaid salary and the balance in his or her 401(k) Plan account. We do not accrue vacation pay for the named executive officers or other senior officers. On the same basis as we provide benefits to all of our employees, the named executive officers have life insurance and disability benefits.
The actual amounts to be paid to and the value of stock options, restricted stock, and restricted stock units held by a named executive officer upon any termination of employment can be determined only at the time of such termination, and depend on the facts and circumstances then applicable.

Name and Termination Event		Severance Payment (1)(2)	Cash Value of Equity Earned but Not Yet Issued (3)	Accelerated Restricted Stock Awards and Restricted Stock Units (4)	Accelerated Stock Options (5)	Continued Benefit Plan Coverage (6)	Total
Darryl Rawlings
Termination without Cause		$184,650	$—	$—	$—	$15,359	$200,009
After Change of Control, Termination without Cause	(7)	$360,000	$—	$1,313,198	$349,463	$30,718	$2,053,379
Tricia Plouf
Termination without Cause		$148,340	$—	$—	$—	$7,628	$155,968
After Change of Control, Termination without Cause	(7)	$288,000	$—	$1,479,333	$443,829	$15,257	$2,226,419
Asher Bearman
Termination without Cause		$151,515	$—	$—	$—	$3,916	$155,431
After Change of Control, Termination without Cause	(7)	$288,000	$—	$1,246,219	$687,498	$7,832	$2,229,549
Margaret Tooth
Termination without Cause		$146,190	$—	$—	$—	$15,359	$161,549
After Change of Control, Termination without Cause	(7)	$288,000	$—	$1,835,390	$185,658	$30,718	$2,339,767
Gavin Friedman
Termination without Cause		$145,249	$—	$—	$—	$12,671	$157,920
After Change of Control, Termination without Cause	(7)	$264,667	$—	$528,973	$220,684	$25,343	$1,039,666
TJ Houk (8)
Termination without Cause		$141,780	$—	$—	$—	$4,756	$146,536
After Change of Control, Termination without Cause	(7)	$288,000	$—	$1,159,087	$186,416	$9,512	$1,643,016

(1)
Under our On-Going Severance Policy for CEO and Key Senior Leaders, in the event the executive leaves Trupanion involuntarily but not for cause and not in connection with a change of control, the executive is entitled to six months of salary continuation, payable on each payroll date, plus his or her earned bonuses. Under our Change of Control Policy for Select Officers and Key Leaders, in the event the executive leaves Trupanion involuntarily but not for cause within six months prior or 24 months following a change of control, the executive is entitled to 12 months of salary continuation, payable in a lump sum, plus his or her target bonus.

(2)
For a termination without cause and not in connection with a change of control, the amounts shown in this column are the salary and bonus cash severance amounts due under our On-Going Severance Policy for CEO and Key Senior Leaders. The bonus cash severance amounts reflect 2019 short-term incentive awards and would be paid in a single lump sum. For a termination without cause six months prior to or 24 months following a change of control, the amounts shown in this column are the salary and bonus cash severance amounts due under our Change of Control Policy for Select Officers and Key Leaders. The bonus cash severance amount included in this column is based on 100% of the target bonus for 2019.

(3)
The amounts represent the value of the RSU long-term incentive awards for 2019 performance, which were granted in March 2020. The value is based upon a price of $37.46 per share, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2019.

(4)
All unvested restricted stock awards and restricted stock units vest in full if the named executive officer is terminated without cause six months prior to or 24 months following a change in control. The amounts shown in this column reflect the value of the named executive officer’s unvested restricted stock awards and/or restricted stock units with vesting accelerated in full as of December 31, 2019. The value of the unvested restricted stock awards and/or restricted stock units held by each named executive officer was calculated based upon the aggregate market value of such shares. We used a price of $37.46 per share to determine market value, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2019, the last trading day of the year.

(5)
All unvested options vest in full if the named executive officer is terminated without cause six months prior to or 24 months following a change in control. The amounts shown in this column reflect the value of the named executive officer’s unvested stock options with vesting accelerated in full as of December 31, 2019. We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the named executive officer would be required to pay upon exercise of those stock options. We used a price of $37.46 per share to determine market value, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2019, the last trading day of the year.

(6)	The amounts shown in this column reflect the cost of group medical, dental and vision insurance benefits, plus a 2% COBRA fee, based on the monthly cost for the applicable coverage level.

(7)
A change of control is defined as the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Trupanion representing more than 50% of the total voting power represented by Trupanion's then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of the securities of Trupanion will not be considered a change of control; (b) the consummation of the sale or disposition by Trupanion of all or substantially all of Trupanion's assets; (c) the consummation of a merger or consolidation of Trupanion with any other corporation, other than a merger or consolidation which would result in the voting securities of Trupanion outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of Trupanion or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Trupanion give up all of their equity interest in Trupanion (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Trupanion) or (e) a change in the effective control of Trupanion that occurs on the date that a majority of members of our Board of Directors is replaced during any 12 month period by member of the board whose appointment or election is not endorsed by as majority of the members of the board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of Trupanion, the acquisition of additional control of Trupanion by the same Person will not be considered a change of control. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Trupanion.

(8)	Mr. Houk began a leave of absence on November 8, 2019.

Narrative Discussion to Termination of Employment and Change of Control Payment Table:
Please see the above discussion regarding our Severance Policy and Change of Control Policy under the CD&A in "6.2 Severance and Change-in-Control Protection". In addition, our equity incentive plans generally provide that upon termination of employment, other than for Cause, death, or permanent and total disability, outstanding stock options cease vesting and the optionee has three months to exercise the option or, if earlier, until the option expires. If the optionee is terminated for Cause, as defined in the applicable equity incentive plan, the participant has no right to exercise such option on or after the effective date of such termination.
Under our equity incentive plans, if a change in control occurs and the outstanding equity is not substituted or assumed by the successor entity, then such equity would vest in full and each participant would have the opportunity to exercise his or her equity in full, including any portion not then vested. We believe that acceleration of vesting of options, restricted stock awards, and restricted stock units is appropriate when the stock option, restricted stock award, or restricted stock unit are not continued or assumed by the successor company, as the recipient has not received the full contemplated benefit of the equity award due to circumstances beyond the recipient’s control.
Our option agreements generally provide that if the holder’s employment is terminated due to death or disability, no additional vesting shall occur and the participant has 12 months to exercise the option or, if earlier, until the option expires.
Our restricted stock unit agreements generally provide that upon a termination of service for any reason, all unvested restricted stock units will be forfeited and all rights of participation in such restricted stock units will immediately terminate.

Equity Compensation Plan Information

The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,679,921	$9.85858	(1)	2,831,365	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	2,679,921	—		2,831,365

(1)	The weighted average exercise price relates solely to outstanding stock option shares since shares of restricted stock units have no exercise price.

(2)
Includes 2,831,365 shares of common stock that remain available for issuance under our 2014 Plan. Additionally, our 2014 Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each four calendar years during the term of the 2014 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. The Board of Directors has waived the automatic increase each year since 2017.

2007 Equity Compensation Plan
Our Board of Directors and stockholders adopted our 2007 Equity Compensation Plan (2007 Plan) in December 2008. The 2007 Plan provided for the grant of both incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, and nonstatutory stock options, as well as for the issuance of shares of restricted stock and stock bonuses and the award of restricted stock units. The maximum permitted term of options granted under our 2007 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, owned stock representing more than 10% of the voting power of all classes of our stock, is five years. In the event of our merger or consolidation, the 2007 Plan provides that, unless the applicable award agreement provides otherwise, if awards are not assumed or substituted in connection with the merger or consolidation, then the vesting and exercisability of such awards will accelerate in full, followed by termination of any unexercised awards. We ceased issuing awards under the 2007 Plan upon the implementation of our 2014 Equity Incentive Plan. As a result, the 2007 Plan terminated and we no longer grant options under the 2007 Plan. However, outstanding awards granted under the 2007 Plan will continue to be governed by the terms of the 2007. Options and restricted stock granted under the 2007 Plan have similar terms to those described below with respect to such awards under our 2014 Plan.
2014 Equity Incentive Plan
Our Board of Directors and stockholders adopted our 2014 Plan in June 2014, it became effective July 17, 2014 and serves as the successor to our 2007 Plan. We initially reserved 2,000,000 shares of our common stock to be issued under our 2014 Plan. Under the 2014 Plan, the number of shares reserved for issuance is and will continue to automatically increase on January 1 for each of the calendar years 2016 through 2024, by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 of such year; provided, however, that our Board of Directors may reduce the amount of the increase in any particular year. Since 2017, our Board of Directors declined the automatic increase that would have occurred on January 1 of each year. In addition to the foregoing, the following shares are available for grant and issuance under our 2014 Plan:

•	shares subject to options or stock appreciation rights (SARs) granted under our 2014 Plan that ceased to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to awards granted under our 2014 Plan that were subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2014 Plan that otherwise terminated without shares being issued;

•	shares surrendered, canceled, or exchanged for cash or the same type of award or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding awards under our 2007 Plan on July 17, 2014;

•
shares issuable upon the exercise of options or subject to other awards under our 2007 Plan prior to July 17, 2014 that ceased to be subject to such options or other awards by forfeiture or otherwise after July 17, 2014;

•	shares issued under our 2007 Plan that were forfeited or repurchased by us after July 17, 2014; and

•	shares subject to awards under our 2007 Plan that were used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
Our 2014 Plan authorizes the award of stock options, restricted stock awards (RSAs), SARs, restricted stock units (RSUs), performance awards and stock bonuses. No person will be eligible to receive more than 1,000,000 shares in any calendar year under our 2014 Plan other than a new employee, who will be eligible to receive no more than 2,000,000 shares under the 2014 Plan in the calendar year in which the employee commences employment. Additionally, no participant may be granted in a calendar year a performance cash award having a maximum value in excess of $5.0 million under our 2014 Plan. Such limitations were designed to help ensure that compensation was eligible for exceptions to the $1.0 million limitation on income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.
The Tax Cuts and Jobs Act of 2017, effective January 1, 2018 (2017 Tax Act), removed the performance-based compensation exception to Section 162(m) of the Code, except as to outstanding awards that are grandfathered. The 2017 Tax Act also extended the Section 162(m) limit on tax deductibility of compensation to our Chief Financial Officer beginning in 2018.
Our 2014 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of our 2014 Plan.
Our 2014 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the employees, directors, consultants, independent contractors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.
In general, options granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the total shares issuable on exercise of the options vesting on the one year anniversary of the vesting commencement date and 1/48th of the total shares issuable on exercise of the options vesting each month thereafter, subject to the employee’s continued service to us. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2014 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, is five years.
An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA would be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting would cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.
SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based on the difference between the fair market value of our common stock on the date of exercise and the stated exercise price, up to a maximum amount of cash or number of shares. SARs may vest based on time or the achievement of performance conditions.
RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve the performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we would deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

In general, RSUs granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the award settling on the one year anniversary of the vesting commencement date and the remainder settling in equal quarterly installments.
Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuing the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.
Stock bonuses may be granted as additional compensation for service or performance and, therefore, may not be issued in exchange for cash.
Subject to the terms of our 2014 Plan, the administrator has the authority to re-price any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a re-pricing under generally accepted accounting principles, with the consent of any adversely affected participant.
In the event there is a specified type of change in our capital structure without receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2014 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2014 Plan.
Awards granted under our 2014 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2014 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.
If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed, substituted or replaced by the successor company. Outstanding awards that are not assumed, substituted or replaced should accelerate in full and expire upon the merger or consolidation.
Our 2014 Plan will terminate ten years from the date our Board of Directors approved the plan, or July 16, 2024, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2014 Plan at any time. If our Board of Directors amends our 2014 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2020, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 35,095,295 shares of our common stock outstanding on April 17, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 17, 2020 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

Name of Beneficial Owner		Number of Shares Beneficially Owned (#)	Percentage (%)
5% or Greater Stockholders:
Wellington Management Company LLP	(1)	3,320,455	9.46%
Nine Ten Capital Management LLC	(2)	3,155,821	8.99%
RenaissanceRe Ventures Ltd.	(3)	2,755,000	7.85%
Capital World Investors	(4)	2,585,507	7.37%
AllianceBernstein L.P.	(5)	2,054,559	5.85%
BlackRock, Inc.	(6)	2,016,363	5.75%

Directors and Named Executive Officers:
Darryl Rawlings	(7)	1,795,014	5.06%
Dan Levitan	(8)	900,859	2.57%
Howard Rubin	(9)	242,901	*
Murray Low	(10)	228,007	*
Robin Ferracone	(11)	135,824	*
Tricia Plouf	(12)	165,604	*
Asher Bearman	(13)	154,657	*
Margaret Tooth	(14)	103,674	*
H. Hays Lindsley	(15)	88,316	*
Thomas Houk	(16)	83,685	*
Michael Doak	(17)	39,738	*
Gavin Friedman	(18)	37,889	*
Jacqueline Davidson	(19)	6,050	*

All Officers and Directors as a Group (13)	(20)	3,982,218	11.28%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Based solely on the Schedule 13G filed by Wellington Management Group LLP (WMG LLP), Wellington Group Holdings LLP (WGH LLP), Wellington Investment Advisors Holdings LLP (WIAH LLP) and Wellington Management Company LLP (WMC LLP) on January 8, 2020. Consists of 3,320,455 shares of which (i) WMG LLP has shared voting power over 2,913,476 shares and shared dispositive power over 3,320,455 shares, (ii) WGH LLP has shared voting power over 2,913,476 shares and shared dispositive power over 3,320,455 shares, (iii) WIAH LLP has shared voting power over 2,913,476 shares and shared dispositive power over 3,320,455 shares, and (iv) WMC LLP has shared voting power over 2,834,265 shares and shared dispositive power over 3,135,399 shares. WMG LLP, as a parent holding company of certain holding companies, are owned of record by clients of WMC LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. WGH LLP is owned by WMG LLP, WIAH LLP is owned by WGH LLP and WMC LLP. The principal business address of Wellington Management Group LLP is Wellington Management Group LLP, c/of Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(2)
Based solely on the Schedule 13G/A filed by Nine Ten Partners LP (NTP) on February 14, 2020. Consists of 3,155,821 shares held by NTP over which NTP has sole voting and dispositive power. Nine Ten GP LP is the General Partner of NTP. Brian Bares, James Bradshaw, and Russell Mollen are control persons of Nine Ten GP LP and may each be deemed to have sole voting and dispositive power over the shares held by NTP. Nine Ten Capital Management LLC (NTCM) is the investment adviser of NTP and does not directly own any shares but may be deemed to beneficially own and have the sole and investment power with respect to the shares reported by NTP. The principal business address of Nine Ten Partners LP is 12600 Hill Country Boulevard, Suite R-230, Austin, Texas 78738.

(3)
Based solely on the Schedule 13G/A filed by RenaissanceRe Ventures Ltd. (RenaissanceRe Ventures) on February 14, 2019 and confirmation by RenaissanceRe Ventures as of April 17, 2020. Consists of 2,755,000 shares over which RenaissanceRe Ventures has shared voting and dispositive power. RenaissanceRe Ventures is a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. (ROIHL II), which in turn is a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (RenaissanceRe Holdings). By virtue of these relationships, ROIHL II and RenaissanceRe Holdings may be deemed to have shared voting and dispositive power over the shares held by RenaissanceRe Ventures. The principal business address of RenaissanceRe Ventures is Renaissance House, 12 Crow Lane, Pembroke HM19, Bermuda.

(4)
Based solely on the Schedule 13G/A filed by Capital World Investors on February 14, 2020. Capital World Investors is deemed to be the beneficial owner of 2,585,507 shares. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)
Based solely on the Schedule 13G/A filed by AllianceBernstein L.P. on February 18, 2020. Consists of 1,928,517 shares over which AllianceBernstein L.P. has sole voting power 2,006,613 shares over which AllianceBernstein L.P. has sole dispositive power, and 47,976 shares over which AllianceBernstein L.P. has shared dispositive power. AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. (AXA EH) and an indirect majority owned subsidiary of AXA SA. AllianceBernstein L.P. operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein L.P. pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998). AllianceBernstein L.P. may be deemed to share beneficial ownership with EQH reporting persons by virtue of 47,946 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein L.P. serves as a subadvisor. The principal business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(6)
Based solely on the Schedule 13G/A filed by BlackRock, Inc. on February 6, 2020. Consists of 1,962,943 shares over which BlackRock, Inc. has sole voting power and 2,016,363 shares over which BlackRock, Inc. has sole dispositive power. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)
Consists of (i) 458,399 shares held by Darryl Rawlings, (ii) 958,222 shares held by Kuyashii Primary Equities LLC, (iii) 375,669 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iv) 2,724 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Mr. Rawlings. Kuyashii Primary Equities LLC is a wholly owned subsidiary of Kuyashii, LLC, of which Mr. Rawlings and his spouse are sole members, and as such, holds sole voting and investment power over these shares. Mr. Rawlings holdings exclude 120,481 shares held by Rawlings GST Trust dated March 1, 2012, of which Murray Low, a member of our Board of Directors, is the trustee and the Rawlings GST Exempt Trust FBO and Rawlings GST Non-Exempt Trust FBO are the beneficiaries, of which Mr. Rawlings’ children are beneficiaries.

(8)
Consists of (i) 81,107 shares held by Dan Levitan, (ii) 21,800 shares held by the Levitan Family Foundation, and(iii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Mr. Levitan. Also includes shares held, based solely on a Form 4 filed by Dan Levitan on November 13, 2019, which consists of (i) 638,881 shares held by Maveron Equity Partners III, L.P. (MEP III), (ii) 27,106 shares held by Maveron III Entrepreneurs’ Fund, L.P. (Maveron Entrepreneurs), (iii) 87,599 shares held by MEP Associates III, L.P. (Maveron Associates, and together with MEP III and Maveron Entrepreneurs, the Maveron Entities), (iv) 4,507 shares held by Maveron LLC (Maveron LLC) and (v) 6,689 shares held by Maveron General Partner III LLC (Maveron GP III). Maveron GP III is the general partner of each of the Maveron Entities. Dan Levitan, a member of our Board of Directors, is a managing member of Maveron GP III and, as such, may be deemed to have share voting and dispositive power over the shares held by the Maveron Entities. Mr. Levitan is the managing member of Maveron LLC and may be deemed to have shared voting and dispositive power over the shares held by Maveron LLC. The principal business address of each of the Maveron Entities and Maveron LLC is 411 First Avenue South, Suite 600, Seattle, Washington 98104.

(9)	Consists of (i) 226,316 shares held by Mr. Rubin and (ii) 16,585 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Mr. Rubin.

(10)
Consists of (i) 7,384 shares held by Murray Low, (ii) 174,281 shares held by Murray B. Low Revocable Trust U/A 3-9-2018, Murray B. Low, Trustee, of which Dr. Low’s children are beneficiaries and (iii) 46,342 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Dr. Low. 120,781 shares are pledged as security in a line of credit.

(11)
Consists of (i) 6,587 shares held by Ms. Ferracone, (ii) 64,056 shares held by Robin A. Ferracone TTEE of the Robin A. Ferracone Living Trust dtd 6/3/2002 and (iii) 65,181 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Ms. Ferracone.

(12)
Consists of (i) 12,700 shares held by Ms. Plouf, (ii) 149,903 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 3,001 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Ms. Plouf.

(13)
Consists of (i) 9,114 shares held by Mr. Bearman, (ii) 142,245 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 3,298 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Mr. Bearman.

(14)
Consists of (i) 15,305 shares held by Ms. Tooth, (ii) 84,774 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 3,595 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Ms. Tooth.

(15)
Consists of (i) 6,476 shares held by Mr. Lindsley, (ii) 48,670 shares held by Lindsley Partners, L.P. (Lindsley Partners) and (iii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Mr. Lindsley. The HHL09 Trust is the sole member of Zoida LLC, which is the general partner of Lindsley Partners. H. Hays Lindsley, a member of our Board of Directors, is the sole trustee of the HHL09 Trust and, as such, holds sole voting and investment power over the shares.

(16)
Consists of (i) 31,658 shares held by Mr. Houk, (ii) 49,561 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 2,466 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Mr. Houk.

(17)	Consists of (i) 6,568 shares held by Mr. Doak and (ii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 held by Mr. Doak.

(18)
Consists of (i) 2,457 shares held by Mr. Friedman, (ii) 34,437 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 995 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020 held by Mr. Friedman.

(19)	Consists of (i) 6,050 shares held by Ms. Davidson, of which 1,000 are shares held in the name Jacqueline L Davidson & Stewart P Davidson.

(20)
Consists of (i) 2,902,507 shares held by our directors and executive officers as a group, (ii) 1,064,207 shares underlying options to purchase common stock that are exercisable within 60 days of April 17, 2020 and (iii) 16,079 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 17, 2020, held by our directors and executive officers as a group.

Certain Relationships and Related Party Transactions

Other than as disclosed below, from January 1, 2019 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under the sections titled “Non-Employee Director Compensation — 2019 Non-Employee Director Compensation Table” and “Executive Compensation Tables — Summary Compensation Table”.
Consulting Arrangements
David Rawlings, the father of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. For the year ended December 31, 2019, we paid David Rawlings approximately $16,306 in fees for his services as a Territory Partner and in substantially the same manner as we compensate other Territory Partners. David Rawlings also sold certain territories to other Territory Partners, including his son David Rawlings, Jr., pursuant to Assignment and Assumption Agreements that require us to continue to pay David Rawlings a portion of the proceeds payable with respect to those territories. For the year ended December 31, 2019, we paid an aggregate amount of approximately $188,364 to David Rawlings on behalf of certain Territory Partners pursuant to the Assignment and Assumption Agreements.

David Rawlings, Jr., the brother of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. For the year ended December 31, 2019, we paid David Rawlings, Jr., approximately $134,211 in fees for his services as a Territory Partner (excluding amounts paid to his father pursuant to their Assignment and Assumption Agreement) and in the same manner as we compensate other Territory Partners.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Additional Information
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, our principal executive offices.

To be timely for our Company’s 2021 Annual Meeting of Stockholders, a stockholder’s proposal must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 26, 2021 and not later than the close of business on March 28, 2021. A stockholder’s proposal to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 Annual Meeting of stockholders must be received by us not later than December 29, 2020 in order to be considered for inclusion in our proxy materials for that meeting. If the date of our 2021 Annual Meeting of stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting of stockholders, then the deadline to submit a proposal to be considered for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of stockholders, shall be a reasonable time before we begin to print and mail proxy materials. If our 2021 Annual Meeting of stockholders is changed by more than 30 days from the one-year anniversary of this Annual Meeting, we will disclose the new deadline for stockholder proposals under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law (including Rule 14a-8 of the Exchange Act) and our Bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2019, except for: Jacqueline Davidson, Michael Doak, Robin Ferracone, Dan Levitan, Hays Lindsley, Murray Low, and Howard Rubin, each a member of our Board of Directors, each filed two late reports on a Form 4 related to the settlement of RSUs; Murray Low, a member of our Board of Directors, filed an additional late report on a Form 4 that related to the sale of shares pursuant to his 10b5-1 trading plan; Darryl Rawlings, a member of our Board of Directors and our Chief Executive Officer, and Tricia Plouf, our Chief Financial Officer, each filed one late report on a Form 4 related to the sale of shares pursuant to their respective 10b5-1 plans.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Investor Relations

A digital copy of the annual report on Form 10-K is also available at investors.trupanion.com.
“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokerage firms, banks and other nominees with account holders beneficially owning our stock will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your brokerage firms, banks or other nominees that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokerage firm, bank or other nominee.

Upon written or oral request, we will promptly deliver a separate copy of the annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may contact our Head of Investor Relations, Laura Bainbridge, by mail at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, Attn: Investor Relations, by phone at (206) 607-1929 or by email at InvestorRelations@trupanion.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their brokerage firms, banks or other nominees that are the holder of record of our stock to request information about “householding” or our Investor Relations department using the contact information in the preceding paragraph.
Other Matters
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Information on Attending the 2020 Annual Meeting of Stockholders

Attending the Annual Meeting In-Person

Date: Thursday, June 11, 2020
Time: 9:00 a.m. Pacific Time

The Company endeavors to make our annual meetings a major event that maximizes in-person engagement with stockholders, but we expect this year it will likely be challenging to hold an in-person Annual Meeting in light of the continuing impact of COVID-19. Accordingly, we are planning to allow stockholders to listen to the formal business portions of the Annual Meeting by dialing +1-877-407-0784 (Toll Free) or +1-201-689-8560 (Toll/International), although voting and tabulation of votes will be in-person. Company presentations will follow the Annual Meeting via webcast. We strongly encourage our stockholders and guests to practice appropriate social distancing, to comply with all applicable stay-at-home or similar orders that may be in effect at the time of the Annual Meeting, and to join us via teleconference and webcast only. Please visit investors.trupanion.com for further details on attending our Annual Meeting. Company presentations and an in-depth question and answer session with Trupanion's leadership team will commence after the formal business is conducted and the Annual Meeting adjourns.

Please bring a valid photo ID and **either** your *Proxy Card*, *Voting Instruction Form* **or** *Notice of Internet Availability*. To facilitate appropriate evidence of your ability to vote, please bring one or more of the forms indicated below, showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on April 17, 2020.

- If you are a ***registered stockholder***, please bring **one** of the following that shows your current name and address: the *Proxy Card* **or** the *Notice of Internet Availability* for the Annual Meeting.

- If you are a ***"proxy" for a registered stockholder***, then you will need to obtain a valid, written "legal proxy" from the holder of record, naming you, signed by the registered stockholder. The legal proxy should include the name and address of the registered holder of record, as recorded on their *Notice of Internet Availability*. Please also bring **either** the *Proxy Card* **or** the *Notice of Internet Availability* (in the name of the registered stockholder).

trupanion™

Medical insurance for the life of your pet.

TRUPANION.COM

trupanion™

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P O BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Dan Levitan 02) Murray Low 03) Howard Rubin

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as Trupanion, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve, by non-binding advisory vote, the compensation of our named executive officers for the year ended December 31, 2019.	☐	☐	☐

NOTE: The person(s) named in the proxy statement have the authority to vote the shares represented by proxy on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000463194_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report/ 10-K are available at www.proxyvote.com

TRUPANION INC.
Annual Meeting of Stockholders
June 11, 2020 9:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Asher Bearman and Darryl Rawlings, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRUPANION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 11, 2020, at, Trupanion, Inc. 6100 4th Avenue South, Suite 200, Seattle, WA 98108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.

0000463194_2 R1.0.1.18